                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                MOTOROLA, INC.
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                (Name of Registrant as Specified In Its Charter)

                                    --
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:

                                 --
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     2) Aggregate number of securities to which transaction applies:

                                 --
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     3) Per unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:*

                                 --
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

                                 --
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*    Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[LOGO]
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PRINCIPAL EXECUTIVE OFFICES:                          PLACE OF MEETING:
1303 East Algonquin Road                              1297 East Algonquin Road
Schaumburg, Illinois 60196                            Schaumburg, Illinois 60196
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

    Notice is hereby given that the annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola"), a Delaware corporation, will be held in the Auditorium at the Company's Galvin Center, 1297 East Algonquin Road, Schaumburg, Illinois on Tuesday, May 3, 1994 at 5:00 P.M., local time, for the following purposes:

    1.  To elect directors for the ensuing year;

    2.  To consider and vote upon the Long Range Incentive Plan of 1994;

    3. To consider and vote upon a proposed amendment to the Company's restated Certificate of Incorporation to increase the authorized Common Stock of the Company from 700,000,000 to 1,400,000,000;

    4. To act upon a stockholder proposal concerning the creation of an independent nominating committee, if properly presented to the meeting, which is described in the accompanying Proxy Statement;

    5. To act upon a stockholder proposal concerning the amendment of the Bylaws to create an independent nominating committee, if properly presented to the meeting, which is described in the accompanying Proxy Statement; and

    6.  To transact such other business as may properly come before the meeting.

    Only stockholders of the Company of record at the close of business on March 15, 1994 will be entitled to vote at the meeting.

    Stockholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they now plan to attend the meeting. If stockholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting.

                                            By order of the Board of Directors
                                                     Richard H. Weise
                                                         SECRETARY
March   , 1994

                                   IMPORTANT

    WE HOPE YOU WILL ATTEND THE STOCKHOLDERS' MEETING. IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, EACH STOCKHOLDER IS REQUESTED TO SEND IN HIS OR HER PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ATTENTION BY STOCKHOLDERS TO THIS REQUEST WILL REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES.

                                PROXY STATEMENT

    The annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola") will be held on May 3, 1994 for the purposes set forth in the accompanying Notice. The only matters which the Board of Directors of the
Company intend to present or understand may be presented are the election of directors; the adoption of the proposed Long Range Incentive Plan of 1994; the adoption of a proposed amendment to the Company's restated Certificate of Incorporation and action on two stockholder proposals, if properly presented at the meeting and seconded. It is anticipated that this Proxy Statement and the
enclosed proxy will be first mailed to stockholders on or about March   , 1994.

    Only stockholders of record at the close of business on March 15, 1994 will be entitled to notice of and to vote at the meeting or any adjournments thereof. On that date, prior to giving effect to the two-for-one stock split in the form of a 100% stock dividend being distributed to stockholders of record on March 15, 1994, there were 2 , , outstanding shares of the Company's common stock, $3 par value per share ("Common Stock"), the only class of voting securities of the Company. For each matter, including the election of directors, which may come before the meeting, each share is entitled to one vote.

    The enclosed proxy is solicited by the Board of Directors of the Company. If the proxy in such form is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the meeting in accordance with those instructions. If no choices are specified, the proxy will be voted--

    FOR - Election of directors nominated by the Board of Directors;

    FOR - Adoption of the proposed Long Range Incentive Plan of 1994;

    FOR - Adoption of the proposed amendment to the Company's restated Certificate of Incorporation;

    AGAINST - The stockholder proposal concerning the creation of an independent nominating committee; and

    AGAINST - The stockholder proposal concerning the amendment of the Bylaws to create an independent nominating committee.

    The proxy, if given, may be revoked by the stockholder giving it at any time before it is voted, and such right is not limited by or subject to compliance with any specified formal procedure. A proxy may be revoked by written notice of revocation or by a later proxy, in either case delivered to the Secretary of the Company. Attendance at the 1994 Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

    The Company's Annual Report for the fiscal year ended December 31, 1993 was first mailed to stockholders on March , 1994. Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof.

                             ELECTION OF DIRECTORS

    The terms of office of all present directors of the Company will expire on the day of the annual meeting upon the election of their successors. The number of directors of the Company to be elected at the annual meeting is sixteen. The directors elected at the annual meeting will serve until their respective successors are elected and qualified or until earlier death or resignation.

                                    NOMINEES

    Each of the nominees named below is currently a director of the Company and each was elected at the annual meeting of stockholders held on May 4, 1993.

    At the time of the annual meeting, if any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's Bylaws to reduce the number of directors.

    Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

[PHOTO]            WILLIAM J. WEISZ
                   PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD, MOTOROLA, INC. DIRECTOR SINCE 1968
                   AGE AT 12/31/93--66

                       Mr.  Weisz  joined  the  Company  in  1948;  became  vice
                   president in 1961; general manager of the communications division in 1965; executive vice president and assistant chief operating officer in 1969; president in 1970; chief operating officer in 1972; vice chairman of the board in 1980; chief executive officer in 1986; and officer of the board in 1988. Mr. Weisz retired as an officer of the Company in 1989, but remained active with the Company as a consultant, and a teacher at Motorola University. In October, 1993 he was elected acting chairman of the board and in
December, 1993 was elected chairman of the board. He is a member of the Board of Directors of Harris Bankcorp, Inc. and its wholly owned subsidiary, Harris Trust and Savings Bank. Mr. Weisz is a Fellow of the Institute of Electrical and Electronics Engineers and the Radio Club of America and is past chairman of the Electronic Industries Association Board of Governors. He is a member of the Massachusetts Institute of Technology Corporation (Board of Trustees), and presently is a member of the Visiting Committee to the Sloan School of Management, MIT's Development Committee and its Investment Committee. He is past Chairman of the Visiting Committee for the School of Electrical Engineering and Computer Sciences. He served on the advisory committee on land mobile radio service to the Federal Communications Commission. He served on the National Academy of Sciences panel on Competition Among the Industrialized Allies. He is a past member of the Defense Policy Advisory Committee on Trade to the Secretary of Defense and the U.S. Trade Representative. Mr. Weisz received a B.S.E.E. degree from the Massachusetts Institute of Technology and did graduate work at Northwestern University and the University of Chicago. He has an honorary Doctor of Business Administration degree from St. Ambrose College and has been given the MIT Corporate Leadership Award and the Electronic Industries Association Medal of Honor.

[PHOTO]            ERICH BLOCH
                   PRINCIPAL OCCUPATION: DISTINGUISHED FELLOW AT THE COUNCIL ON COMPETITIVENESS; FORMERLY DIRECTOR OF THE NATIONAL SCIENCE FOUNDATION
                   DIRECTOR SINCE 1991; MEMBER OF LEGAL AND TECHNOLOGY
                   COMMITTEES
                   AGE AT 12/31/93--68

                       Mr.  Bloch is  currently the Distinguished  Fellow at the
                   Council on Competitiveness, a not-for-profit, private organization dedicated to improving the country's competitiveness in the global marketplace. He previously was the Director of the National Science Foundation (NSF). Before joining NSF, Mr. Bloch was a corporate vice president for Technical Personnel Development at International Business
Machines Corporation, a producer of information handling systems. Mr. Bloch began his career at IBM in 1952 when he joined the company as an electrical engineer and held a variety of increasingly responsible positions in both the computer and semiconductor areas of the business. From 1981 to 1984 Mr. Bloch served as chairman of the Semiconductor Research Cooperative, a group made up of leading computer and electronics firms that fund advanced research in universities and shares in the results. He was also IBM's representative on the Board of the Semiconductor Industry Association. In 1985 Mr. Bloch was awarded the National Medal of Technology by President Reagan. In 1989 he received the Institute of Electrical and Electronics Engineers (IEEE) United States Activities Board Award for Distinguished Public Service and the IEEE 1990 Founders Medal. Mr. Bloch has received numerous honorary doctoral degrees from some of the country's most esteemed colleges and universities. He is a member of the National Academy of Engineering, a Fellow of the American Association for the Advancement of Science, and a Fellow of the IEEE. He received his education in electrical engineering at the Federal Polytechnic Institute of Zurich, Switzerland, and a Bachelor of Science degree in electrical engineering from the University of Buffalo. He is a director of Convex Computer Corporation.

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[PHOTO]            DAVID R. CLARE
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY PRESIDENT,
                   JOHNSON & JOHNSON
                   DIRECTOR SINCE 1986; CHAIRMAN OF THE COMPENSATION COMMITTEE AND MEMBER OF THE EXECUTIVE COMMITTEE
                   AGE AT 12/31/93--68

                       Mr.   Clare  joined  Johnson  &  Johnson,  a  health-care
                   products supplier, in 1946 as a manufacturing trainee and has spent his entire career with that company. He served in a variety of assignments and in 1971, was elected a Director and member of the Executive Committee. In 1976, he became President and Chairman of the Executive Committee. In 1989, he retired from those positions and became Chairman of the
Finance Committee and, in 1990, he retired from Johnson & Johnson's Board of Directors. He is a member of the Board of Trustees of the Robert Wood Johnson Foundation. He is a graduate of the Massachusetts Institute of Technology.

[PHOTO]            WALLACE C. DOUD
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY VICE PRESIDENT, INTERNATIONAL BUSINESS MACHINES CORPORATION
                   DIRECTOR SINCE 1985; CHAIRMAN OF THE AUDIT COMMITTEE AND MEMBER OF THE EXECUTIVE AND TECHNOLOGY COMMITTEES
                   AGE AT 12/31/93--68

                       Mr.   Doud  retired   in  1985   as  vice   president  of
                   International Business Machines Corporation, a producer of information handling systems. He served IBM in a variety of marketing and staff capacities for over 37 years, the last 15 of which were as the officer responsible for intellectual property matters, standards, intercompany relationships and telecommunications policy. A past chairman and director of the Computer and Business Equipment Manufacturers Association, Mr. Doud also served as a director of the American Arbitration Association and has been recognized for involvement in numerous civic activities including United Way, American Cancer Society, Urban League and Legal Aid Society. He is a director of Clayton Homes, Inc. Mr. Doud received a B.B.A. degree from the University of Wisconsin and has been awarded an honorary Doctor of Humane Letters from Mercy College.

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[PHOTO]            CHRISTOPHER B. GALVIN
                   PRINCIPAL OCCUPATION: PRESIDENT AND CHIEF OPERATING OFFICER, MOTOROLA, INC.
                   DIRECTOR SINCE 1988; MEMBER OF THE EXECUTIVE AND FINANCE COMMITTEES
                   AGE AT 12/31/93--43

                       Mr. Galvin  began working  for the  Company part-time  in
                   1967 and full-time in 1973. Between 1973 and 1983 he served in the positions of salesman, zone sales manager, area sales manager, product marketing manager and product manager in the communications sector. He attended graduate school from 1975 to 1977. From 1983 to 1985, he served as vice president of marketing, sales and service, and vice president and general manager of U.S. operations for Tegal Corp., then a Motorola new enterprise company. He returned to the communications sector's paging division as product director and became vice president and general manager of that division in 1986. He moved to chief corporate staff officer in 1988 and later was elected to executive vice president. In January of 1990, he was promoted to senior executive vice president and assistant chief operating officer, the third member in the chief executive's office and was elected president and chief operating officer in December of 1993. Mr. Galvin received a bachelor's degree from Northwestern University and a master's degree with distinction from the Kellogg Graduate School of Management at Northwestern. He is a trustee of Northwestern University and the American Enterprise Institute and is a member of the Investment Policy Advisory Committee of the U. S. Trade Representatives office. Mr. Galvin is a son of Robert W. Galvin.

[PHOTO]            ROBERT W. GALVIN
                   PRINCIPAL OCCUPATION: CHAIRMAN OF THE EXECUTIVE COMMITTEE, MOTOROLA, INC.
                   DIRECTOR SINCE 1945
                   AGE AT 12/31/93--71

                       Mr.  Galvin started his career at the Company in 1940. He
                   held the senior officership position in the Company from 1959 until 1990, when he became Chairman of the Executive Committee. He continues to serve as a full time officer of the Company. He attended the University of Notre Dame and the University of Chicago, and is currently a member of the Board of Trustees of Illinois Institute of Technology. Mr. Galvin has been awarded a number of honorary degrees as well as industrial, professional and national awards and recognition.

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[PHOTO]            JOHN T. HICKEY
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MOTOROLA, INC. DIRECTOR SINCE 1974; CHAIRMAN OF THE FINANCE COMMITTEE AND MEMBER OF THE EXECUTIVE AND AUDIT COMMITTEES
                   AGE AT 12/31/93--68

                       Mr. Hickey joined the Company in 1948; became manager  of
                   the semiconductor products division in 1956; assistant to the president in 1958; vice president for planning in 1965; vice president for finance and secretary in 1970; senior vice president and chief financial officer in 1974; and executive vice president in 1984. He retired in 1985 but continues to serve as a member of the committees which oversee the investments of the Company's domestic employee retirement and savings plans. He also serves as a director of Trustmark Insurance Company of Lake Forest, Illinois. He is a past Chairman of the Board of Trustees of Loyola Academy, Wilmette, Illinois. Mr. Hickey graduated from Loyola University of Chicago and holds an M.B.A. degree from the University of Chicago.

[PHOTO]            ANNE P. JONES
                   PRINCIPAL OCCUPATION: PARTNER, SUTHERLAND, ASBILL & BRENNAN DIRECTOR SINCE 1984; CHAIRMAN OF THE LEGAL COMMITTEE AND MEMBER OF THE AUDIT COMMITTEE
                   AGE AT 12/31/93--58

                       Ms. Jones became a partner in the Washington, D.C. office
                   of the Sutherland, Asbill & Brennan law firm in September 1983. Prior thereto, she was a Commissioner of the Federal Communications Commission, General Counsel of the Federal Home Loan Bank Board, and was on the staff of the Securities and Exchange Commission from 1968 to 1977. She was Director of the Division of Investment Management of the Securities and Exchange Commission in 1976 and 1977. Ms. Jones is a
director of the IDS Mutual Fund Group and C-COR Electronics, Inc. She holds B.S. and L.L.B. degrees from Boston College and its Law School, respectively.

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[PHOTO]            DONALD R. JONES
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MOTOROLA, INC. DIRECTOR SINCE 1987; MEMBER OF THE FINANCE AND LEGAL COMMITTEES
                   AGE AT 12/31/93--63

                       Mr.  Jones joined the Company in 1951; became director of
                   finance and planning of the communications division in 1968; treasurer of the Company in 1971; vice president and assistant chief financial officer in 1974; senior vice president and assistant chief financial officer in 1984; and executive vice president and chief financial officer in 1985. He retired in 1991 but remains active with the Company as a consultant. He is a trustee of the Kemper Mutual Funds,
Chicago, Illinois. Mr. Jones received a B.S.E.E. degree from the University of Illinois and did graduate work in Business Administration at Northwestern University.

[PHOTO]            WALTER E. MASSEY
                   PRINCIPAL OCCUPATION: PROVOST AND SENIOR VICE PRESIDENT, ACADEMIC AFFAIRS, UNIVERSITY OF CALIFORNIA SYSTEM
                   DIRECTOR SINCE 1993; MEMBER OF THE NOMINATING AND TECHNOLOGY COMMITTEES
                   AGE AT 12/31/93--55

                       After being staff physicist  and post-doctoral fellow  at
                   Argonne National Laboratory, assistant professor at the University of Illinois, associate professor and professor of physics at Brown University, Dr. Massey then joined Argonne National Laboratory as its director and was named to the additional position of Vice President for Research at the University of Chicago in 1982. In 1984, he became Vice
President for Research and for Argonne National Laboratory, the University of Chicago. In 1991, he was appointed, by President Bush, the Director of the National Science Foundation, which office he held until April, 1993. Since April, 1993 he has been Provost and Senior Vice President, Academic Affairs, University of California System. Dr. Massey received a Ph.D. degree in Physics and Master of Arts degree from Washington University. He also holds a Bachelor of Science degree in Physics and Mathematics from Morehouse College. He also was a past President of the American Physical Society. He is a director of Amoco Corporation and BankAmerica Corporation and its subsidiary, Bank of America, N.T.S.A.

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[PHOTO]            JOHN F. MITCHELL
                   PRINCIPAL OCCUPATION: VICE CHAIRMAN AND OFFICER OF THE BOARD, MOTOROLA, INC.
                   DIRECTOR SINCE 1974; MEMBER OF THE EXECUTIVE AND TECHNOLOGY COMMITTEES
                   AGE AT 12/31/93--65

                       Mr.  Mitchell  joined the  Company  in 1953;  became vice
                   president of the Company in 1968; general manager of the communications division in 1972; executive vice president and assistant chief operating officer in 1975; president in 1980; chief operating officer in 1986; and vice chairman and officer of the board in 1988. He is former chairman of the Electronic Industries Association and a former member of its
Board of Governors. He is a former director of the National Association of Manufacturers; a member of the President's National Security Telecommunications Advisory Committee; a Fellow of the Radio Club of America; is a director of National Material Corporation and is on the Advisory Board of Trustees of the Foundation for Student Communications, Princeton University. Mr. Mitchell received a B.S. degree from the Illinois Institute of Technology. He was awarded an honorary doctorate from Iowa Wesleyan College.

[PHOTO]            THOMAS J. MURRIN
                   PRINCIPAL OCCUPATION: DEAN OF DUQUESNE UNIVERSITY'S SCHOOL OF BUSINESS ADMINISTRATION
                   DIRECTOR SINCE 1991; MEMBER OF THE COMPENSATION AND NOMINATING COMMITTEES
                   AGE AT 12/31/93--64

                       Mr.  Murrin is  Dean of  Duquesne University's  School of
                   Business Administration. He previously was Deputy Secretary of the U.S. Department of Commerce and served as a U.S. delegate to the NATO Industrial Advisory Group and as a member of the Defense Policy Advisory Committee on Trade. From 1983 to 1987, he was President of the Energy and Advanced Technology Group of Westinghouse Electric
Corporation, which he joined in 1951. Mr. Murrin also served as chairman of the Commission on the Federal Appointment Process, the Federal Quality Institute, the Board of Overseers of the Commerce Department's Malcolm Baldrige National Quality Award and the Defense Department's Defense Manufacturing Board. He has also served as Distinguished Service Professor in Technology and Management at Carnegie Mellon University, as Chairman of the Board of Trustees of Duquesne University and as a member of the Board of Trustees of Fordham University. He is a director of Duquesne Light Company and its holding company, DQE, Inc.

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[PHOTO]            SAMUEL C. SCOTT III
                   PRINCIPAL OCCUPATION: CORPORATE VICE PRESIDENT OF CPC INTERNATIONAL, INC.
                   DIRECTOR SINCE 1993; MEMBER OF THE COMPENSATION AND FINANCE COMMITTEES
                   AGE AT 12/31/93--49

                       Mr. Scott is currently a Corporate Vice President of  CPC
                   International, Inc., a consumer foods company, and President of Corn Products, its North American corn refining business. Mr. Scott joined Corn Products in 1973 and has held a variety of increasingly responsible positions with the company since that time. He received a Bachelor of Science degree in mechanical engineering and a Master of Business
Administration degree from Fairleigh Dickinson University.

[PHOTO]            GARY L. TOOKER
                   PRINCIPAL OCCUPATION: VICE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, MOTOROLA, INC.
                   DIRECTOR SINCE 1986; MEMBER OF THE EXECUTIVE, FINANCE AND LEGAL COMMITTEES
                   AGE AT 12/31/93--54

                       Mr. Tooker  started with  the  Company in  1962,  holding
                   ascending marketing and operations assignments within the semiconductor division; he was appointed director of product operations--MOS in 1974; in 1975, he was elected corporate vice president and general manager of the discrete semiconductor division; vice president and general manager of the group's international semiconductor division in 1980;
vice president and general manager of the semiconductor products sector in 1981; executive vice president and general manager of the semiconductor products sector in 1984; senior executive vice president and chief corporate staff officer in 1986; chief operating officer in 1988; president in 1990; acting chief executive officer in October, 1993 and vice chairman of the board and chief executive officer in December, 1993. Mr. Tooker has served as chairman of the Semiconductor Industry Association Board of Directors, member of the Arizona Association of Industries Board of Directors, the Scottsdale, Arizona Boys Club Board of Directors and as a member of the Advisory Council on Engineering at Arizona State University. He is the past Chairman of the Board of Directors of the American Electronics Association. He is a member of the Board of Directors of the National Alliance of Business, Junior Achievement of Chicago, the Arizona State University Alumni Association, the Arizona State University Foundation and the Pacific Basin Economic Council. He is Chairman of the U.S. Committee of the Pacific Basin Economic Council and is active in the Chicago United Way. He is a director of Eaton Corporation and a member of the Electrical Manufacturers Club, the Chicago Economics Club, the American Management Association and the
Institute of Electrical and Electronics Engineers. In 1983, he received the Distinguished Alumnus Award from Arizona State University. He is a graduate of Arizona State University where he received a bachelor's degree in Electrical Engineering and did post-graduate studies in Business Administration.

[PHOTO]            GARDINER L. TUCKER
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY VICE PRESIDENT FOR SCIENCE AND TECHNOLOGY, INTERNATIONAL PAPER COMPANY
                   DIRECTOR SINCE 1980; CHAIRMAN OF THE TECHNOLOGY COMMITTEE AND MEMBER OF THE EXECUTIVE AND AUDIT COMMITTEES
                   AGE AT 12/31/93--68

                       Dr.   Tucker   joined  International   Business  Machines
                   Corporation in 1952 as a research scientist. Thereafter, he served in a variety of research positions for IBM, including manager of semiconductor and transistor research at an IBM laboratory. In 1961, he was appointed Director of Development Engineering for IBM World Trade Corporation and in 1963, Director of Research for IBM. Starting in 1967, he served in the Department of Defense as Deputy Director of Defense Research and Engineering for Electronics and Information Systems; as Principal Deputy Director of Defense Research and Engineering; and in 1970, as Assistant Secretary of Defense for Systems Analysis. From 1973 to 1976, he was Assistant Secretary General of NATO for Defense Support. From 1976 to 1985, he was vice president for science and technology, International Paper Company, a paper and building materials producer. Dr. Tucker received an A.B. degree from Columbia College in New York City and a Ph.D. in Physics from Columbia University.

- --------------------------------------------------------------------------------

[PHOTO]            B. KENNETH WEST
                   PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD, HARRIS BANKCORP, INC.
                   DIRECTOR SINCE 1976; CHAIRMAN OF THE NOMINATING COMMITTEE AND MEMBER OF THE EXECUTIVE AND FINANCE COMMITTEES
                   AGE AT 12/31/93--60

                       Mr. West is  Chairman of  the Board of  Harris Trust  and
                   Savings Bank and its holding company, Harris Bankcorp, Inc. He had been employed at Harris since 1957, and was elected President of Harris in 1980 and Chairman and Chief Executive Officer in 1984. In September 1993 he retired as chief executive officer and as an employee, retaining his position as Chairman of the Board. He is also a director of Bank of Montreal. A native of Carthage, Illinois, Mr. West joined
Harris after two years of service as a U.S. Navy Officer. He is a 1955 Phi Beta Kappa graduate of the University of Illinois and after joining the bank completed night classes to receive the M.B.A. with honors in 1960 from the University of Chicago. He is a member of and past chairman of the board of trustees of the University of Chicago and in 1988 was awarded the University's honorary Doctor of Laws degree. He is immediate past President of the University of Illinois Foundation and is Chairman of the Civic Committee of the Commercial Club of Chicago of which he is a past President.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick served as the Company's independent public accountants for the fiscal year ended December 31, 1993 and are serving in such capacity for the current fiscal year. The appointment of independent public accountants is made annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the audit committee, which reviews both the audit scope and estimated audit fees. Representatives of KPMG Peat Marwick are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

               MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

    During 1993, the Board of Directors of the Company met in person or through a conference call eight times. Two of the meetings were of two days' duration.

    All incumbent directors attended 75% or more of the combined total of meetings and actions of the Board of Directors and the committees on which they served during 1993.

              COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

    The  Company  has  standing  audit,  compensation,  nominating,   executive,
finance, legal and technology committees of the Board of Directors.

    The present members of the audit committee are Messrs. Doud, CHAIRMAN, Hickey and Tucker and Ms. A. Jones. This committee held two meetings during 1993. The principal functions of the audit committee are as follows:

    1. Recommend to the Board of Directors the selection of independent public accountants;

    2. Review and approve the scope of the examinations to be conducted by the independent public accountants;

    3. Review the reports and evaluations of the independent public accountants and monitor progress toward correction of any important deficiencies specified by such accountants;

    4. Review the accounting standards and principles followed by the Company, and in this connection, receive annually from the independent public accountants a report describing any material item affecting the financial statements which might be given alternative treatment;

    5. Receive internal audit reports directly from the Company's internal auditors and monitor progress in the correction of any important deficiencies; and

    6. Monitor adherence to established corporate practices, including such matters as conflict of interest, political contributions, questionable payments and standards of business conduct, and arrange for any special investigations or audits that may be deemed necessary.

    The present members of the compensation committee are Messrs. Clare, CHAIRMAN, Murrin and Scott. This committee met eleven times during 1993. The compensation of executive officers is reviewed by the committee and the compensation of other elected officers of the Company is reviewed and fixed by the compensation committee. In addition, the compensation committee administers the Motorola Executive Incentive Plan, the currently-existing Long Range Incentive Program and the Share Option Plans, will administer the proposed Long Range Incentive Plan of 1994 described on pages 32 and 33, if approved by stockholders, and generally exercises the authority of the Board of Directors with respect to other benefit plans of the Company.

    The present members of the nominating committee are Messrs. West, CHAIRMAN, Massey and Murrin. This committee held one informal meeting in 1993. The principal functions of the nominating committee are as follows:

    1. Provide written criteria to be used as a guideline in selecting and reviewing candidates for the Board;

    2.  Develop and maintain a list of potential candidates for the Board;

    3. Provide an indoctrination and education program for new members of the Board;

    4. Review the performance and contribution of outside members of the Board; and

    5. Determine the need for, and qualification of, any corporate officer to be a candidate for nomination.

    The nominating committee will consider individuals recommended by stockholders of the Company as potential future nominees. The names of such individuals together with a full statement of their qualifications to serve as directors of the Company should be submitted to the nominating committee in care of the Secretary of the Company at 1303 East Algonquin Road, Schaumburg, Illinois 60196.

    Messrs. R. Galvin, CHAIRMAN, Clare, Doud, C. Galvin, Hickey, Mitchell, Tooker, Tucker and West are the present members of the executive committee which reviews the Company's strategic planning process and the allocation of resources and exercises the authority of the Board on specific matters assigned by the Board from time to time. This committee held two meetings in 1993.

    Messrs. Hickey, CHAIRMAN, C. Galvin, D. Jones, Scott, Tooker and West are the present members of the finance committee, which discusses and makes recommendations with respect to the overall financial posture of the Company. This committee held three meetings in 1993.

    Messrs. Tucker, CHAIRMAN, Bloch, Doud, Massey and Mitchell are the present members of the technology committee, which identifies and assesses significant technological issues and needs affecting the Company. This committee held five meetings in 1993, including one two-day meeting.

    Ms. A. Jones, CHAIRMAN, and Messrs. Bloch, D. Jones and Tooker are the present members of the legal committee, which is responsible for maintaining an overview of the Company's legal affairs and its relationship with all internal and external attorneys. This committee held two meetings in 1993.

                             DIRECTOR COMPENSATION

    The current standard arrangement for compensating directors who are not employees ("non-officer directors") of the Company is the payment of an annual retainer of $35,000 to each director. Each non-officer director who is chairman of a committee receives an additional $4,000 per annum. In addition, each non-officer director receives $1,500 per day for directors' meetings attended, $1,000 per day for full or partial days devoted to assigned work on behalf of committees of the board, including attendance at committee meetings which are not held in conjunction with, and on the same day as, directors' meetings; $500 per day for committee meetings attended which are held in conjunction with, and on the same day as, directors' meetings and $1,000 per day for certain other services for the benefit of the Company or any subsidiary which are requested by the board, any committee or a member of the Chief Executive Office. Non-officer directors may elect to defer receipt of all or any portion of their annual retainer and their per meeting fees until the year after that in which they cease being a director, become disabled or reach a designated age. Such deferred amounts are credited with interest at a rate based on the discount rate for ninety-day Treasury bills. Payments generally may be made in a lump sum or in annual installments over a period not exceeding ten years. The entire undistributed deferred amount (plus interest) will be distributed in a lump sum upon a participating director's death. The Company also reimburses its directors and spouses who accompany directors, in certain instances, for travel, lodging and related expenses they incur in attending board and committee meetings. In addition, non-officer directors participate in a retirement plan which will pay the director, upon retirement on or after age 65, an annual benefit equal to 10 percent of the annual retainer in effect on the date of his or her retirement for each year of service with a maximum benefit equal to 80 percent of such retainer. Benefits will continue for the life of the retired director and the director's spouse. Directors who are full time employees of the Company do not accrue benefits under this plan unless they remain on the Board of Directors after retiring from the Company. Non-officer directors are covered by insurance which provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such directors and their spouses during the year ended December 31, 1993 was approximately $3,025.

    Mr. Robert W. Galvin, a director and executive officer, owns an airplane which he used on business travel for the Company for approximately 79.8% of its miles flown in 1993. The Company employs pilots and mechanics for airplanes which it owns. They also devote a portion of their time to Mr. Galvin's airplane, including those times when it is not being used on Company business. The Company pays the salaries and the cost of fringe benefits of these employees. Mr. Galvin pays all of the other expenses of his airplane, except that the cost of fuel, oil and relatively minor incidental crew and flight expenses incurred solely in connection with Company business flights, are paid by the Company. Mr. Galvin does not charge the Company when other Company personnel accompany him on his airplane on business trips. In 1993, and historically, the percentage of the total expenses of the airplane which has been paid by the Company has been less than the percentage of usage of the airplane for Company business. The Company considers the arrangement to be economically beneficial to it.

    Mr. John Hickey, a director, has a consulting agreement with the Company under which he serves as a member of the Profit Sharing and Pension Committees and consults with investment professionals within the Company on an as-needed basis. He receives $8,000 a calendar quarter under this agreement and received $32,000 under this arrangement in 1993. In addition, Mr. Donald Jones, a director, has a consulting agreement with the Company under which he receives $6,000 plus specified expenses each calendar quarter for performing a maximum of four days of consulting services for the Company each quarter. If more than four days of consulting services are required quarterly, Mr. Jones receives $1,500 for each additional day, or portion thereof. Mr. Jones received during 1993 $24,000 for his services and for reimbursement of his expenses. Mr. Erich Bloch, a director, has a consulting agreement with the Company under which he receives $30,000 each year plus expenses and received $30,000 under this agreement in 1993. Finally, Dr. Gardiner Tucker, a director, also has a consulting agreement with the Company under which he was compensated $10,000 in 1993 for his services and for reimbursement of his reasonable and ordinary expenses connected with his services. Ms. Anne Jones is a partner in the law firm of Sutherland, Asbill & Brennan which furnished legal services to the Company in 1993 and the Company expects the firm to continue furnishing legal services in 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The present members of the compensation committee are Messrs. Clare, Murrin and Scott. Mr. Clare became chairman of the committee on May 5, 1993. Mr. West was a member of the compensation committee from May 5, 1993 to January 29, 1994. Mr. William G. Salatich was a member of the compensation committee until May 5, 1993 and Mr. William J. Weisz was chairman of the compensation committee until May 5, 1993 and a member of the committee until September 10, 1993. Mr. Weisz, who served as chairman of the compensation committee for about four years, was formerly an officer of Motorola, was recently elected Chairman of the Board of Directors and has a consulting agreement with the Company. Under this agreement, Mr. Weisz performs services as a consultant to the Company on various matters. During 1993, Mr. Weisz was compensated at the rate of $2,000 per day for his services and received $80,000 for such services during 1993. He also was and is reimbursed for his expenses which are necessary for and incident to the performance of such services. In addition to the consulting arrangement and the standard arrangement for compensating non-officer directors, the Company paid Mr. Weisz $2,500 per day for his service from October 27, 1993 through October 31, 1993, and $75,000 per month in November and December, 1993 and January, 1994 for his service as Chairman of the Board of Directors. The Company and Mr. Weisz amended this consulting agreement in 1994 to provide that, in addition to the other payments Mr. Weisz will continue to receive as a director, Mr. Weisz will receive $25,000 monthly for his services to the Company, including service as Chairman of the Board. No other person who was a member of the compensation committee was formerly an officer or an employee of the Company.

                            APPROVAL BY SHAREHOLDERS

    In order to be elected a nominee must be approved by the affirmative vote of a plurality of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Abstentions will count as votes against this proposal but broker non-votes will not count as being represented at the meeting and, therefore, will not be taken into account for this proposal.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

    The following table sets forth information as of January 31, 1994 regarding the beneficial ownership of Common Stock by each director and nominee for director of the Company, by the six highest compensated executive officers of the Company, and by all current directors and current executive officers of the Company as a group.

                                                       SHARES UNDER     TOTAL SHARES
                                             SHARES     EXERCISABLE     BENEFICIALLY
                  NAME                      OWNED(1)    OPTIONS(2)        OWNED(3)
- -----------------------------------------  ----------  -------------  -----------------
George M.C. Fisher(4)                          59,820       --               60,299
Gary L. Tooker                                 79,113       174,000         253,869(5)
Robert W. Galvin                            7,277,074       --            7,294,239(6)
Christopher B. Galvin                       1,352,836       160,800       1,513,832(7)
John F. Mitchell                              118,477        98,000         219,145
[Other exec. officer]
William J. Weisz                              206,136       --              206,136(8)
Erich Bloch                                     2,000       --                2,000(9)
David R. Clare                                 20,116       --               20,116
Wallace C. Doud                                 2,086       --                2,086
John T. Hickey                                 30,130       --               31,930(10)
Anne P. Jones                                   1,779       --                1,779
Donald R. Jones                                51,202        43,000          94,202
Walter E. Massey                                  323       --                  323
Thomas J. Murrin                                3,000       --                4,000(11)
Samuel C. Scott III                             1,600       --                1,600
Gardiner L. Tucker                              2,042       --                2,042
B. Kenneth West                                 5,000       --                5,000
All current directors and current
 executive officers as a group
 (31 persons)(12)                           8,675,229     1,205,740      10,151,393(13)

- --------------------------
 (1) Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the Company's Profit Sharing and Employee Stock Ownership Plan Trusts and the shares listed under "Shares Under Exercisable Options." The numbers in this table do not reflect the 1994 two-for-one stock split in the form of a 100% stock dividend.
 (2) Includes shares under options exercisable on January 31, 1994 and options which become exercisable within 60 days thereafter.
 (3) Includes interests, if any, in shares held in the Company's Profit Sharing and Employee Stock Ownership Plan Trusts, which are subject to some
    investment   restrictions,  and  the  shares   listed  under  "Shares  Under
    Exercisable Options." Unless otherwise indicated, each person has sole voting and investment power over the shares reported. Each director, other than Mr. R. Galvin, owns less than 1% of the Common Stock. Mr. R. Galvin beneficially owns 2.7% of the Common Stock. All directors and executive officers as a group own 3.7%.
 (4) Mr. Fisher resigned from the Company on October 27, 1993.
 (5) Mr. Tooker has shared voting and investment power over 79,113 of these shares.

                                     h-TM-

 (6) Mr. R. Galvin has or shares investment and voting power with respect to these shares as follows: sole voting power, 4,835,641 shares; shared voting power, 718,787 shares; sole dispositive power, 6,558,287 shares; and shared dispositive power, 718,787 shares. Included in Mr. R. Galvin's shares are 718,787 shares which are shown in this table to be owned by Mr. C. Galvin.
    Mr. R. Galvin disclaims beneficial ownership of all shares not directly held by him and of 15,611 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."
 (7) Mr. C. Galvin has or shares investment and voting power with respect to these shares as follows: sole voting power, 627,843 shares; shared voting power, 718,787 shares; sole investment power, 627,843 shares and shared investment power, 718,787 shares. Included in Mr. C. Galvin's shares are 718,787 shares which are shown in this table to be owned by Mr. R. Galvin.
    Mr. C. Galvin disclaims beneficial ownership of all shares not held directly by him and of 6,206 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."
 (8) Mr. Weisz disclaims beneficial ownership of 16,030 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."
 (9) Mr. Bloch has shared voting and investment power over these shares.
(10) Mr. Hickey disclaims beneficial ownership of 1,800 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."
(11) Mr. Murrin disclaims beneficial ownership of 1,000 shares held by his wife as trustee which are included for him under "Total Shares Beneficially
    Owned."
(12) Each director and officer (as defined) of the Company is required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Common Stock. During the period January 1, 1993 through December 31, 1993, Mr. Scott, a director, failed to timely report one transaction and 12 trusts of which Mr. Robert Galvin, a director and executive officer, could be deemed to be a trustee under SEC rules, and Mr.
    Robert Galvin, failed to timely report a portion of fourteen annual exclusion gift transactions totalling approximately 4,800 shares, as well as two transfers related to those trusts.
(13) All directors and executive officers as a group have shared voting and investment power over 799,940 of these shares.

                           SUMMARY COMPENSATION TABLE

    Furnished below is a summary concerning the compensation awarded and/or paid to each of the following current or past executive officers during each of the Company's last three fiscal years:

                                              ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                    ----------------------------------------  -----------------------------------------------
                                                               OTHER ANNUAL    SECURITIES                         ALL OTHER
       NAME AND                                                COMPENSATION    UNDERLYING          LTIP         COMPENSATION
  PRINCIPAL POSITION       YEAR     SALARY ($)(1) BONUS ($)(2)   ($)(3)(4)    OPTIONS (#)(5)  PAYOUTS ($)(6)      ($)(7)(8)
- -----------------------  ---------  -----------  ------------  -------------  -------------  -----------------  -------------
George M.C. Fisher         1993      $[825,000]   $        []    $   3,558         -0-                 -0-        $  10,019
Former Chairman of the     1992        921,250       535,000         6,048         80,000              -0-            5,540
Board and Chief            1991        871,667       246,700         8,025         70,000              -0-            1,984
Executive Officer
(1/1/93 to 10/27/93)
Gary L. Tooker             1993        770,000             []        3,750         38,000              -0-           10,350
Vice Chairman and Chief    1992        715,000       415,000         5,331         60,000              -0-            5,106
Executive Officer          1991        676,667       191,500         6,519         54,000              -0-            2,007
(12/16/93 to present)
and acting Chief
Executive Officer
(10/27/93 to 12/15/93)
John F. Mitchell           1993        600,000             []        5,596         15,000              -0-           13,061
Vice Chairman and          1992        600,000       294,000         8,128         20,000              -0-            6,588
Officer of the Board       1991        600,000       145,800        11,669         18,000              -0-            2,020
Robert W. Galvin           1993        700,000       -0-             7,585         -0-                 -0-           15,980
Chairman of the            1992        700,000       -0-            23,312         -0-                 -0-            7,420
Executive Committee        1991        700,000       -0-            21,964         -0-                 -0-            2,033
Christopher B. Galvin      1993        515,000      [      ]         1,062         27,000              -0-            6,407
President and Chief        1992        472,500       275,000         1,169         40,000              -0-            3,251
Operating Officer          1991        420,000       118,900         1,431         36,000              -0-            1,989
(12/16/93 to present)
and Senior Executive
Vice President and
Assistant Chief
Operating Officer
(1/1/93 to 12/15/93)
[Other executive
officer]

- --------------------------
(1) Including amounts deferred pursuant to salary reduction arrangements under the Motorola Employees' Savings and Profit Sharing Plan ("Profit Sharing Plan").
(2) These amounts were earned in each of these years under the Motorola Executive Incentive Plan ("MEIP") for performance during that year. Mr. R. Galvin does not participate in this plan.

(3)   These amounts are the Company's reimbursements for the federal income  tax liability resulting from the income imputed to that executive officer as a result of coverage by a group life insurance policy for elected officers.
(4)   The   aggregate  amount  of  perquisites   and  other  personal  benefits,
      securities or property, given  to each named  executive officer valued  on the  basis of  aggregate incremental  cost to  the Company,  was less than either $50,000 or 10%  of the total  of annual salary  and bonus for  that executive officer during each of these years.
(5)   The  amounts  shown  for  options  granted  in  1992  and  1991  reflect a two-for-one split of  Common Stock in  the form of  a 100% stock  dividend made  in January  1993. The  amounts shown  for options  do not  reflect a two-for-one split of  Common Stock in  the form of  a 100% stock  dividend made in 1994.
(6)   No payments were made in or for these years under the Long Range Incentive
      Program  ("LRIPR"). Mr. R.  Galvin does not participate  in the LRIPR. The
      Company is asking shareholders to approve a Motorola Long Range  Incentive
      Plan of 1994 ("LRIPL").
(7)   These figures for 1993 include the following amounts for the premiums paid under  the term life  portion of the split-dollar  life insurance: for Mr.
      Fisher, $5,165; for Mr. Tooker, $5,444; for Mr. Mitchell, $8,123; for  Mr.
      R.  Galvin, $11,012; for  Mr. C. Galvin,  $1,542; and for  Mr.           ,
      [       ].
(8)   These figures include the following  contributions made by the Company  to the  Profit Sharing Plan for 1993: for Mr. Fisher, $4,854; for Mr. Tooker,
      $4,906; for Mr. Mitchell,  $4,938; for Mr. R.  Galvin, $4,968; for Mr.  C.
      Galvin, $4,865; and for Mr.         , [       ].

                          STOCK OPTION GRANTS IN 1993

                                                INDIVIDUAL GRANTS
                          -------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                             NUMBER OF                                                     (4) AT ASSUMED ANNUAL
                            SECURITIES                                                      RATES OF STOCK PRICE
                            UNDERLYING                                                        APPRECIATION FOR
                          OPTIONS GRANTED  % OF TOTAL OPTIONS   EXERCISE OR                     OPTION TERM
                               (# OF           GRANTED TO       BASE PRICE   EXPIRATION  --------------------------
          NAME             SHARES)(1)(2)    EMPLOYEES IN 1993     ($/SH)      DATE (3)    5% ($)(4)     10% ($)(4)
- ------------------------  ---------------  -------------------  -----------  ----------  ------------  ------------
George M.C. Fisher (5)          -0-                -0-              --
Gary L. Tooker                  38,000               2.2%        $   88.88    12/16/03   $  2,123,820  $  5,382,700
John F. Mitchell                15,000               0.9%        $   88.88    12/16/03   $    838,350  $  2,124,750
Robert W. Galvin (6)            -0-                -0-              --
Christopher B. Galvin           27,000               1.6%        $   88.88    12/16/03   $  1,509,030  $  3,824,550
[Other executive
officer]

- --------------------------
(1) These are options granted under the Share Option Plan of 1991 to acquire shares of Common Stock. The Plan was amended in December, 1993 to eliminate the provisions which previously allowed the compensation committee to permit options to be canceled and replacement options to be reissued at the fair market value at the time of reissuance.
(2) These options were granted at fair market value at the time of the grant, are generally not exercisable until one year after grant and carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously owned shares of Common Stock to satisfy tax withholding requirements. The options granted in 1993 to these five individuals represent less than 0.1% of the shares of Common Stock outstanding (determined before the 2-for-1 stock split) on March 15, 1994.

(3)   These options could expire earlier in certain situations.
(4)   The potential realizable value of the options, if any, granted in 1993  to each  of  these executive  officers  was calculated  by  multiplying those options by the difference of (a) the assumed market value, at December 16,
      2003, of Common Stock if the market value of Common Stock were to increase
      5% or 10%  in each year  of the option's  10-year term less  (b) the  base price  shown. This  calculation does  not take  into account  any taxes or other expenses which  might be  owed. That assumed  market value  at a  5%
      assumed annual appreciation rate over the 10-year term is $144.77 and such value at a 10% assumed annual appreciation rate over that term is $230.53.
      At  $144.78, the total  market value of the  2  ,    ,    shares of Common
      Stock outstanding on March 15, 1994 (determined pre-stock split) would  be
      $          , which would be an increase of $         from the market value
      of such shares at the close of business on December 31, 1993. At  $230.53,
      the  total  market value  of  the 2    ,     ,     shares of  Common Stock
      outstanding on  March  15,  1994 (determined  pre-stock  split)  would  be
      $          , which would be an increase of $         from the market value
      of such shares at the close of  business on December 31, 1993. The 5%  and
      10%  appreciation  rates  are  mandated  by  the  Securities  and Exchange
      Commission and no representation is, of course, made that the Common Stock will appreciate at these assumed rates or at all.
(5)   Mr. Fisher resigned from the Company on October 27, 1993.
(6)   Mr. R. Galvin does not participate in the Share Option Plan of 1991.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                            UNDERLYING UNEXERCISED     THE-MONEY (2) OPTIONS AT
                          SHARES ACQUIRED                 OPTIONS AT END OF 1993 (#)      END OF 1993 ($)(3)
                          ON EXERCISE (#       VALUE      --------------------------  ---------------------------
          NAME              OF SHARES)     REALIZED ($)(1) EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
- ------------------------  ---------------  -------------  -----------  -------------  ------------  -------------
George M.C. Fisher (4)         250,000      $ 9,319,800       -0-           -0-           -0-            -0-
Gary L. Tooker                  80,000      $ 4,767,600      174,000        38,000    $  9,743,220   $   128,060
John F. Mitchell                33,000      $ 2,082,570       98,000        15,000    $  5,956,620   $    50,550
Robert W. Galvin (5)            -0-             -0-           -0-           -0-           -0-            -0-
Christopher B. Galvin           -0-             -0-          160,800        27,000    $  9,584,540   $    90,990
[Other executive
officer]

- --------------------------
(1) The "value realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
(2) "In-The-Money" options are options whose base (or exercise) price was less than the market price of Common Stock at December 31, 1993.
(3) Assuming a stock price of $92.25 per share, which was the closing price of a share of Common Stock reported for the New York Stock Exchange--Composite Transactions on December 31, 1993.
(4)   Mr. Fisher resigned from the Company on October 27, 1993.
(5)   Mr. R. Galvin does not participate in the Share Option Plans.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                        PERFORMANCE OR
                                         OTHER PERIOD           ESTIMATED FUTURE PAYOUTS UNDER
                           NUMBER OF        UNTIL           NON-STOCK PRICE-BASED PLANS (1)(2)(5)
                             RIGHTS     MATURATION OR   ----------------------------------------------
          NAME               (#)(2)         PAYOUT       THRESHOLD ($)(3)    TARGET ($)(4) MAXIMUM ($)
- ------------------------  ------------  --------------  -------------------  -----------  ------------
George M.C. Fisher (6)         1           4 Years              -0-              -0-          -0-
Gary L. Tooker                 1           4 Years           $       1        $ 770,000    $1,540,000
John F. Mitchell               1           4 Years           $       1        $ 600,000    $1,200,000
Robert W. Galvin (7)          -0-            -0-                -0-              -0-          -0-
Christopher B. Galvin          1           4 Years           $       1        $ 515,000    $1,030,000
[Other executive
officer]

- --------------------------
(1) All the payments shown are potential assumed amounts. There is no assurance that Motorola will achieve results that would lead to payments under the Company's current Long Range Incentive Program ("LRIPR") or that any payments will be made under the LRIPR. No payments have been made under the LRIPR since its inception.
(2) Under the LRIPR, the compensation committee and the board establishes performance objectives, based on four-year periods, which are measured against the performance of a group of thirteen other selected companies. In general, the return on net assets (as defined in the LRIPR) and sales growth (as defined in the LRIPR) as percentages of return on net assets and sales growth targets (based on the performance of the group of other companies) are used as the basis to compute LRIPR awards. The payments can range from 0% to 200% of the executive officer's base earnings in the last year of the four year period. No payments are made unless certain return on net assets percentages are exceeded by Motorola and no payments are made to participants in a particular business unit unless that unit exceeds a specified percentage return.
(3) At the performance threshold--which is that point at which a payment could be made under the LRIPR-- each listed current executive officer who participates in the LRIPR could receive $1 under the LRIPR.
(4) At the performance target where the Company achieves 100% sales growth as a percent of net asset growth and 100% return on net assets as a percent of the return on net asset target, and 110% sales growth as a percent of return on net asset target (assuming certain other percentages are met), the indicated payments would be made under the LRIPR.
(5) These figures were calculated using the base salary in effect at the end of 1993 for each participating executive officer.
(6) Mr. Fisher resigned from the Company on October 27, 1993 and his awards under the LRIPR were terminated.
(7)   Mr. R. Galvin does not participate in the LRIPR.

                   PENSION AND SUPPLEMENTARY RETIREMENT PLANS

    The Company maintains a retirement income plan known as the Motorola, Inc. Pension Plan (the "Pension Plan"). The Company's general objective is for the after-tax payments from the

Pension Plan and Social Security to provide non-elected officer employees who have 35 years of service under the present Pension Plan formula, with approximately 80% to 100% of their final after-tax salary after their normal retirement.

    The Company also maintains a supplementary retirement plan in which elected officers, including the named executive officers, except for Mr. Fisher, participate. If the benefit payable annually (computed on a single life annuity basis) to any named executive officer under the Pension Plan (which is generally based on varying percentages of specified amounts of final average earnings, prorated for service, as described in the Pension Plan) is less than the benefit calculated under the supplementary plan, that officer will receive supplementary payments upon retirement at age 60 or later. The total annual payments to such officer from both plans will, generally, aggregate a percentage of the sum of such officer's rate of salary at retirement plus an amount equal to the highest average of the MEIP awards paid to such officer for any five years within the last eight years preceding retirement. Such percentage ranges from 40% to 45%, depending upon such officer's years of service and other factors. However, the total annual pension payable on the basis of a single life annuity to any named executive officer from the Pension Plan and supplementary retirement plan is subject to a maximum of 70% of that officer's base salary prior to retirement. If the officer is vested and retires at or after age 57 but prior to age 60, he or she may elect to receive a deferred unreduced benefit when he or she attains age 60, or an actuarially reduced benefit when that officer retires contingent upon entering into an agreement not to compete with the Company. If a change in control (as defined) of the Company occurs, the right of each non-vested elected officer to receive supplementary payments will become vested on the date of such change in control.

    Based on salary levels at January 1, 1994, and the average of the MEIP awards paid for the highest five years out of the last eight years, for the named executive officers in the summary compensation table, the estimated annual benefit payable upon retirement at normal retirement age from the Pension Plan, as supplemented pursuant to the officers' supplementary retirement plan described above, and a previous retirement income plan (except for Mr. Fisher's benefit which is now generally able to be determined due to his resignation from the Company) is: Mr. Fisher, $47,545; Mr. Tooker, $505,534; Mr. C. Galvin,
$330,012; Mr. Mitchell, $440,379; Mr. R. Galvin, $336,000; and [        ].

                         OTHER POLICIES AND AGREEMENTS

    The Company has adopted a policy (the "salary protection policy") which generally provides that most employees of the Company and its subsidiaries would receive a lump sum payment, based on years of service and salary in the event their employment is involuntarily terminated (except for specific reasons) during a two-year period following an unsolicited change in control (as defined) of the Company. This policy, which is subject to specified amendment and termination, also provides for continuation of medical plan benefits. In addition, the Company has entered into Termination Agreements with certain key employees, including the named executive officers, except Mr. Fisher, who are not covered by the salary protection policy because of the Termination Agreements. Each Termination Agreement provides for the payment of benefits in the event that

(i) the executive officer terminates his or her employment for any reason within one year of a "change in control" (as defined), (ii) the executive officer terminates his or her employment for "good reason" (as defined) within two years of a change in control, or (iii) the executive officer's employment is terminated for any reason other than termination for "good cause" (as defined), disability, death or normal retirement within two years of a change in control. In the case of (ii) and (iii) above, accumulation by a person or group of a 20 percent stock position would constitute a change in control, although, in the case of (i) above, a 51 percent stock position would be required. No benefits are payable under the Termination Agreements in the case of any change in control which the Company's Chairman of the Board determines to be the result of a transaction which was solely initiated by the Company. The amount of the benefits payable to an executive officer entitled thereto would be equal to, in addition to unpaid salary for accrued vacation days and accrued salary and annual bonus through the termination date, an amount equal to three times the greater of the executive officer's highest annual base salary in effect during the three years immediately preceding the change in control and the annual base salary in effect on the termination dale, plus an amount equal to three times the highest annual bonus received during the immediately preceding five fiscal years ending on or before the termination date. Benefits are subject to offset to the extent that such offset would improve the executive officer's after-tax position by eliminating any excise taxes otherwise imposed on the employee under the "parachute payment" provisions of the Internal Revenue Code. The term of each Termination Agreement is subject to automatic one year extensions unless the Company gives 12 months' prior notice that it does not wish to extend. In addition, if a change in control occurs during the term, the Termination Agreement continues for an additional two years.

    THE FOLLOWING GRAPH AND RELATED DISCLOSURE AND THE REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return of Motorola, Inc., the S&P 500 Index and a composite S&P Electronic Subgroups Index composed of the following six S&P indices, weighted by market value at each measurement point: the S&P Communications-Equipment/ Manufacturers Index, the S&P Computer Systems Index, the S&P Electrical Equipment Index, the S&P Electronics Defense Index, the S&P Electronics (Instrumentation) Index, and the S&P Electronics (Semiconductors) Index. The S&P Communications-Equipment Manufacturers Index currently consists of Andrew Corporation, DSC Communications Corp., M/A-Com Inc., Northern Telecom Limited and Scientific-Atlanta, Inc. The S&P Computer Systems Index currently consists of Amdahl Corporation, Apple Computer, Inc., Compaq Computer Corporation, Control Data Corporation, Cray Research, Inc., Data General Corp., Digital Equipment Corp., Intergraph Corp., International Business Machines Corporation, Tandem Computers, Inc., Unisys Corporation and Wang Laboratories, Inc. "B". The S&P Electrical Equipment Index currently consists of AMP Inc., Emerson Electric Co., General Electric Company, W.W. Grainger, Inc., Honeywell Inc., Raychem

Corp., Thomas & Betts Corp., and Westinghouse Electric Corporation. The S&P Electronics Defense Index currently consists of EG&G, Inc., E-Systems, Inc. and Loral Corporation. The S&P Electronics (Instrumentation) Index currently consists of Hewlett-Packard Co., Perkin-Elmer Corp. and Tektronix, Inc. The S&P Electronics (Semiconductors) Index currently consists of Advanced Micro Devices, Inc., Intel Corporation, Motorola, Inc., National Semiconductor Corp., and Texas Instruments Incorporated. These assume $100 was invested in the stock or the Index on December 31, 1988 and also assume the reinvestment of dividends.

                       FIVE YEAR CUMULATIVE TOTAL RETURN

[GRAPHIC]

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

    The objective of Motorola's executive compensation program is to attract and retain key executives critical to the long-term success of the Company. It is designed to align compensation with business strategy and success, and with Company values. This means having an integrated executive compensation program that is intended to balance short-term performance with the achievement of long-range strategic goals and that is designed to result in continuously improving total shareholder value. The program rewards executives not only for achieving Company goals, but also in relationship to the Company's performance compared to peer industry company performance.

    The compensation committee of the Board of Directors met eleven times in 1993. It discussed and reviewed in detail the compensation for the members of the Chief Executive Office (the "CEO") and the 13 other most-senior executives and recommended to the Board of Directors for its approval changes in compensation for those 13 other most-senior executives. It reviews and approves compensation changes for all elected officers that are proposed by the CEO.

SUMMARY OF COMPENSATION PLANS

    For many years, Motorola has participated in a number of compensation surveys for all job categories, exempt and non-exempt, which it believes can be "benchmarked." One of these surveys is a "consolidated industries" report on the compensation for executive job categories in what are currently 342 companies, of which 25 are in the S&P Electronic Subgroups Index shown on pages 24 and 25. Another survey is a report on the compensation for executive job categories in what are currently 40 "high tech" and major industrial companies, selected for their being in some of the same general lines of business as the Company or as being viewed as generally important to the overall "high tech" industry. This "high tech" survey includes 19 of the companies in the S&P Electronic Subgroups Index shown in the graph on pages 24 and 25. Because Motorola intends to attract and retain substantially above-average executives, the determination of base salaries includes a factor that raises salary range midpoints approximately 10% above the salary levels projected using the "consolidated industries" report, as appropriately adjusted to reflect any higher compensation for positions indicated in the "high tech" survey, on the basis of the Company's size and organization level (determined using regression analysis) for directly comparable and equivalent jobs. Where Company positions are broader or narrower than other comparable positions in other companies, appropriate judgmental adjustments are made to recognize these differences. Where Company positions are not comparable to others studied, the Company positions are assigned salary ranges which provide relative equity in relation to other Motorola positions. Using this method, salary grades for each elected officer position (including the CEO, discussed below) in the Company are developed for, and approved by, the compensation committee.

    It is also the Company's general intention that, where allowed by law and local custom, all its employees should have the opportunity to increase their base compensation by participating in one or more incentive compensation plans, where the payments are based on company, unit, team, or individual performance.

    In   addition  to  a  number  of   localized  incentive  programs,  such  as
salespersons' commissions, Motorola has four major incentive compensation programs in operation. All four of these relate in one way or another to Company performance and in most cases, to sector, group, division or team performance.

        1. The first such program is the RONA (Return On Net Assets employed) Incentive Program. This is generally available to eligible employees in the United States who are not participating in the Motorola Executive Incentive Plan and is an outgrowth of the Company's Participative Management Process. Participants in 1993 numbered approximately 65,000. RONA awards are earned and paid semi-annually to participants and depend, first, on the Company and, in most cases, the major business unit for which the participant works, exceeding a minimum RONA percentage (as determined by the Company) during the six-month period and, second, the extent to which such minimum percentage was exceeded. RONA combines profit after tax with more efficient utilization of assets to help achieve sales growth. The RONA percentage is calculated as:

 Profit After                  Sales                   Profit After
     Tax            X      --------------      =           Tax
- --------------                                        --------------
    Sales                    Net Assets                 Net Assets

        2.   The  second such program  is the Motorola  Executive Incentive Plan
    (MEIP). This is participated in by elected and appointed officers (including the named executive officers other than Mr. Robert Galvin) and employees at certain levels of management and by specific professionals who are deemed individual contributors. Participants in 1993 numbered 717. MEIP awards are generally earned and paid annually and are determined and awarded as a percentage of the participant's base salary earnings. No amounts are added to the reserve available for payment of MEIP awards in a year unless the Company's consolidated net earnings (as determined under the MEIP, but generally on a pre-tax basis after specified deductions) for that year exceed five percent of average capital employed (as determined under the
    MEIP). The MEIP award for each participant is based on the achievement of a mixture of financial, strategic non-financial, and individual goals set for each calendar year. Until late November, 1993, the MEIP contained "equity award" provisions. Under these provisions, if the MEIP award to a participant in any one year exceeded 50% of his or her base salary earnings, as defined, then such participant must generally have used the excess over 40% of his or her base salary earnings, less taxes, to purchase shares of Common Stock by exercising Share Options within 12 months after the date of the award. In late November, those provisions were deleted because of an increase in the minimum stock ownership for executive officers under guidelines discussed below.

        3. The third such program is the Motorola Long Range Incentive Program (LRIPR), which is participated in to varying degrees by 32 of the Company's top officers (including the named executive officers other than Mr. Robert Galvin and Mr. George
    Fisher). The MEIP was amended in late November, so that the LRIPR is no longer a part of the MEIP. The Company is asking stockholders to approve a new Motorola Long Range Incentive Plan of 1994 (LRIPL), which will replace the currently-existing plan for awards beginning with the cycle starting on January 1, 1994, if approved. See pages 32 and 33 for a description of the proposed new LRIPL. The LRIPR goals are constructed to be "reach out" goals. The Company must have what is viewed by the compensation committee and the Board of Directors as superior financial performance during a four-year cycle to receive payments under the LRIPR and if it does so, then these senior management members can earn large LRIPR awards. The LRIPR award is determined by the Company's RONA and sales growth, related to net asset growth, for overlapping four-year periods, compared to an average of a similar calculation for a group of selected competitive companies chosen by the compensation committee (the "comparator group index"). The comparator group index is a group of what is now thirteen companies, generally in one or more of the same lines of the business as the Company, and believed by the compensation committee to be appropriate for measuring comparative performance on the basis of the factors in the LRIPR over a four-year period. An award is earned only when Company performance exceeds a minimum specified RONA floor, notwithstanding superior performance versus the comparator group index.

        The LRIPR has been in effect in twelve succeeding four-year cycles, the first of which began in 1982. No payments have been made under the LRIPR since its inception because the Company's RONA performance has not exceeded the RONA floors set in the LRIPR. This was the case even though in the last four completed four-year cycles the Company's financial performance (as measured by the LRIPR) exceeded the comparator group index.

        4. The last such program is the Share Option Plans. The Share Option Plans are participated in by a wide range of managerial and individual contributors. Recipients of Share Options in 1993 numbered approximately 5,100. There are approximately 6,500 total current Share Option holders. Share Options are typically awarded annually to encourage optionees to own Common Stock, thus aligning their own personal financial worth to the Company's share price growth. They are granted with option prices at the then-market price in quantities as low as 20 shares to mid-range and lower level Company employees, and in substantially higher numbers to senior managers. The final worth of Share Options depends wholly on the increase in the value of the Common Stock, which, over time, reflects the Company's performance, as viewed by the market.

    Beginning with the Share Option grant in December, 1993, the Company established higher minimum stock ownership level guidelines for executive officers, including the CEO. Under those guidelines, If a CEO member does not own shares of Common Stock representing four times his base salary and if other executive officers do not own shares of Common Stock representing three times his base salary, then he must retain fifty percent of the shares that remain from any exercise of the December, 1993 Share Option grant and any future Share Option grants, after deducting the number of shares of Common Stock that could be surrendered to cover the cost of such exercise and any required tax withholdings, even if he does not actually surrender shares, until the minimum

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
stock ownership level is reached. Additionally, these new guidelines reiterated a minimum stock ownership level of 2,000 shares of Common Stock, on a pre-1994 stock split basis, for all other elected officers.

    On one basis or another, the rewards under each of these four major plans depend on overall Company performance, with some also taking account of sector, group, division, small team or individual performance. There have been years when the employees of entire sectors, groups, or divisions, as well as executive officers (including one or more of the five most highly compensated at that time) have received no payments under the RONA Incentive Program or under the MEIP or LRIPR.

CHIEF EXECUTIVE OFFICE COMPENSATION

    The compensation for the CEO members consists of base salary, annual MEIP award eligibility, LRIPR (or, if approved, LRIPL) award eligibility, Share Options, and certain other benefits. In addition to the studies mentioned earlier, a special Chief Executive Officer and Chief Operating officer ("COO") compensation study is conducted periodically for the compensation committee of 32 major industrial companies, 18 of which are in the S&P Electronic Subgroups Index shown in the graph on pages 24 and 25 and all of which are included in "high tech" industry survey discussed on page 26. This study uses regression analysis techniques, which relate Motorola's size and financial performance to these other companies' size and financial results to approximate the appropriate base salary, other components of compensation and the total compensation levels which should be paid for the CEO members. In determining the CEO members' base salaries, the compensation committee considers the results of these studies and the salary range midpoints that are approximately 10% above salary levels projected on the basis of the Company's size, together with the Company's performance on its own financial and non-financial strategic goals. No particular weight was given to any one of these goals in setting base salaries for the CEO members. The competitive studies give the committee a base from which to modify salary and/or incentive compensation based upon performance. Salaries of other executive officers are related to the CEO members' compensation and to competitive conditions in the industry. The compensation committee reviews, and recommends for approval to the Board of Directors, the base salaries for the CEO members as well as for the members of the Company's internal policy committee (generally, all the executive officers). The compensation committee also reviews and fixes the compensation for all of the Company's elected officers.

CEO BASE SALARY

    No base salary increases were given to George M.C. Fisher, Gary L. Tooker and Christopher B. Galvin during 1993. Increases of approximately 8% were, however, given to them in 1992, effective December 1, 1992. Based on the increased responsibilities resulting from their promotions in late 1993 and the survey data discussed above, the base salaries of Gary L. Tooker and Christopher
B. Galvin were reviewed and, as of the first of the year, were increased to $900,000 and $630,000, respectively.

CEO ANNUAL MEIP

    For the MEIP award paid in 1994 for 1993 performance, 25% of the MEIP bonus was based on the Return on Net Assets employed by the Company, which was better than in 1992, and 25% was based on the successful achievement of other financial goals. The other half was based on the evaluation of performance against various goals associated with the Company's five key strategic initiatives: Six sigma quality; Total cycle time reduction; Product, manufacturing and environmental leadership; Profit improvement; and Empowerment for all in a participative, cooperative, and creative workplace. As a result of the Company's performance in 1993, the compensation committee concluded that an increased MEIP award of approximately % of each individual's 1993 base salary was awarded to the two current CEO members in 1994.

    For the MEIP award paid in 1993 for 1992 performance, the compensation committee concluded that an increased MEIP award of approximately 58% of each individual's 1992 base salary was awarded to all three CEO members in 1993. Under the then-existing "equity award" provisions of the MEIP (see page 27), the amount, less taxes, of the 1992 MEIP bonus which was generally required to be used to purchase shares of Common Stock through the exercise of Share Options was $166,500 for George M. C. Fisher, $129,000 for Gary L. Tooker and $86,000 for Christopher B. Galvin.

CEO SHARE OPTIONS

    Share Options for 38,000 shares of Common Stock at the market price on the grant date were awarded in December, 1993 to Gary L. Tooker as part of the Company's annual option program. Share Options for 27,000 shares were similarly awarded to Christopher B. Galvin. No Share Option grants were made during 1993 to George M.C. Fisher. This level of option awards was made using the committee's judgment after considering the Company's stock option granting guidelines. In making these grants, the committee referred to the options granted and exercised by these CEO members from 1984 to December, 1993 and their stock ownership as of October, 1993.

CEO LRIPR

    No award was earned under the LRIPR for the four-year period ending with 1992 or 1993, even though the Company's RONA performance was better than the comparator group index, because the minimum corporate four-year RONA percentage required to be met for payment to be made under the LRIPR was not met.

GENERAL

    The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly held corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to a "covered employee" (I.E., the chief executive officer and any one of the four other most highly paid executives) during a corporation's taxable year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

    The committee has reviewed the federal income tax deductibility by the Company of the various types of compensation which the Company makes available to its "covered employees." The compensation paid to these executives--whether in the form of base salary, bonuses from the LRIPR or the LRIPL, if adopted, Share Options or imputed income--should generally be deductible for federal income tax purposes. The committee has determined, however, and the Board has concurred that amending the MEIP program to guarantee its compliance with the "performance based" standard was not in the best interests of the stockholders. The objective of the MEIP program is to focus on performance factors of importance to the Company, some of which must be evaluated on an experienced judgment basis, therefore probably excluding payments under the MEIP from deductibility.

    Overall, the compensation committee believes that the CEO members are being appropriately compensated in a manner that relates to performance and in the shareholders' long-term interests.

                                           Respectfully submitted,

                                           David R. Clare, Chairman
                                           Thomas J. Murrin
                                           Samuel C. Scott III

            PROPOSAL TO ADOPT THE LONG RANGE INCENTIVE PLAN OF 1994

    The Board of Directors recommends that the stockholders approve the adoption of the Long Range Incentive Plan of 1994 ("Plan"). If approved by stockholders, awards will be made for a four year cycle commencing January 1, 1994, as described below, and no further awards will be made under the Company's currently-existing Long Range Incentive Program (the "program").

    As discussed in the Report of Compensation Committee on Executive Compensation ("Report") on pages 26 to 31, the program had been a part of the Company's Motorola Executive Incentive Plan ("MEIP") until November, 1993. It has been in effect for twelve succeeding four-year cycles. Under the program and the Plan, corporate performance objectives have been and will be established for overlapping four year periods. No payments have been made under the program since its inception because the Company's return on net assets employed (RONA) performance did not exceed the RONA floor set in the program. See page 22 for a description of the program and for the potential payments under the program to the five highest-compensated current executive officers of the Company.

    The objectives of the Plan are to increase the value of stockholders' interest in Common Stock through the achievement of outstanding corporate performance; to reward participating elected officers for the achievement by the Company of outstanding performance, based on preestablished objective performance standards, over extended periods; to provide long term incentives in addition to the short term incentives of the MEIP; and to enhance the Company's ability to retain participating officers. The principal features of the Plan are summarized below, with the summary being qualified in its entirety by reference to the terms of the Plan itself as set forth in Exhibit A hereto.

ADMINISTRATION

    The Plan is to be administered by the compensation committee of the Board ("Committee") or a successor committee. The Plan contains procedures to be followed by the Committee, and the Committee is given the authority to construe, interpret and administer the Plan, as well as to determine the extent, if any, to which performance standards are met.

ELIGIBILITY

    The Committee is authorized to determine which of the Company's elected officers, presently approximately 135 persons, are in positions likely to make substantial long term contributions to the Company's success, to select those officers to participate in the Plan and to assign each participant a maximum award level category ranging from 100% to 200% of the participant's annualized base salary generally earned in the last year of the cycle, as described below.

AWARDS

    The Committee will grant a performance award to participants ("Grantees") with the potential maximum cash amount to be paid to any participant being determined by the Company's achievement based on four components: (1) RONA; (2) sales growth; (3) shareholder return and (4) fundable growth, over a four year cycle compared to an average of a similar calculation for a group of selected competitive companies chosen by the Committee ("comparator group index"). Each component is to be weighted 25%. The comparator group index is a group of what is now thirteen companies for purposes of the cycle to be commenced on January 1, 1994, if approved by stockholders, which are generally in one or more of the same lines of the business as the Company and believed by the Committee to be appropriate for judging comparative performance on the basis of the factors in the Plan over a four-year period. An award is earned only when Company performance, as determined by the Committee, exceeds minimum specified RONA floors, notwithstanding superior performance versus the comparator group index. The amount of the award is dependent on the performance of the Company and the category the Grantee has been assigned to by the Committee.

PAYMENT OF AWARDS

    After performance has been determined by the Committee, the award, if any, will be paid in full in cash; provided that the Committee may specify that the awards shall be paid: (a) in installments; (b) on a deferred basis, in whole or in part, as specified by the Committee; or (c) on a deferred basis, in whole or in part, at the request of the Grantee, as agreed to by the Committee. In the case of awards not paid in full at the time of the award, the Committee may set the terms and conditions of the award, including but not limited to, the payment date or dates, if appropriate, and the accrual of interest and any forfeiture provisions. The Plan provides that, subject to the discretion of the Committee, awards deferred at the request of the Grantee will be forfeited If the Grantee acts in a manner contrary to the best interests of the Company or if the Grantee's employment is voluntarily terminated or is terminated for cause. Any unpaid award, or the unpaid portion of any award, will be forfeited if the Grantee engages in an activity which is in competition with any activity of the Company. To the extent provided in the Plan, a Grantee whose employment terminates will lose his or her right to receive any unpaid installment or deferred payments. If while any award is outstanding a change in control of the Company, as defined in the Plan, shall occur, then the award shall be fully vested and nonforfeitable. In addition, a prorated award will generally be paid to a Grantee if the Grantee's employment is terminated within a year of a change in control.

NONTRANSFERABLITY

    No award under the Plan may be transferred or assigned by a Grantee except in the event of death to a previously designated beneficiary or legal representative.

AMENDMENT

    The Plan may be amended from time to time by the Board or the Committee and may be terminated at any time by the Board.

APPROVAL BY SHAREHOLDERS

    In order to be adopted, the Long Range Incentive Plan of 1994 must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Abstentions will count as votes against this proposal but broker non-votes will not count as being represented at the meeting and, therefore, will not be taken into account for this proposal.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE LONG RANGE INCENTIVE PLAN OF 1994. UNLESS OTHERWISE INDICATED ON THE PROXY, THE SHARES WILL BE VOTED FOR ADOPTION OF THE LONG RANGE INCENTIVE PLAN OF 1994.

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

    By resolution adopted on February 1, 1994, the Board of Directors of the Company proposed the adoption by the stockholders of an amendment to the Restated Certificate of Incorporation of the Company, as amended to date, pursuant to which the number of authorized shares of Common Stock of the
Company, $3 par value, would be increased from 700,000,000 shares to 1,400,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote by the stockholders at the annual meeting of stockholders.

    If the stockholders approve the amendment, the Restated Certificate of Incorporation of the Company will be amended as proposed by the Board of Directors, and the number of authorized shares of Common Stock will be increased to 1,400,000,000.

    Of the 700,000,000 currently authorized shares of Common Stock, as of March 15, 1994, 28 , , were outstanding and an additional 28 , , were reserved for issuance on outstanding shares in connection with the two-for-one stock split in the form of a 100% stock dividend payable April 18, 1994 to stockholders of record on March 15, 1994. In addition, as of December 31, 1993, but giving effect to the two-for-one stock split, , , were reserved for issuance under the Company's employee stock option plans and , , shares were reserved for issuance in connection with the Company's Liquid Yield Option Notes due 2009 and 2013. In addition, 150,000 shares of a series of the Company's preferred stock are reserved for issuance under the Company's shareholder rights plan. Otherwise, the Company does not now have any present occasion or any present plan, understanding or agreement to issue additional shares of Common Stock. Although presently authorized shares are sufficient to meet all known present requirements, the Board of Directors believes that it is desirable that the Company have the flexibility to issue a substantial number of shares of Common Stock without further stockholder action. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, financings, employee benefit programs, corporate mergers, acquisitions of property, the possible funding of new product programs or businesses or for other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

    The availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The additional shares also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the stockholders. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

    If the proposed amendment is approved, all or any of the authorized shares of Common Stock or preferred stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of Common Stock otherwise than on a pro-rata basis to all current stockholders would reduce the current stockholders' proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases,

APPROVAL BY SHAREHOLDERS

    The affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the annual meeting of stockholders is required for approval of the proposed amendment. Abstentions and broker non-votes will count as being entitled to vote and, therefore, will be taken into account for this proposal as if they were voted against the proposal. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THIS AMENDMENT.
STOCKHOLDER PROPOSALS

PROPOSAL CONCERNING THE CREATION OF AN INDEPENDENT NOMINATING COMMITTEE

    The New York City Teachers' Retirement System, The City of New York, Office of the Controller, 1 Centre Street, New York, New York 10007-2341, the beneficial owner of 252,200 shares of Common Stock, has submitted the following proposal:

    WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

    WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

    WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

    WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

    WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete, NOW THEREFORE BE IT

    RESOLVED, that the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the Company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of this company's paid advisors or consultants, (3) is not employed by a significant customer or supplier, (4) does not have a personal services contract with the company; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; (7) has not had any business relationship that would be required to be disclosed under Regulation S-K. The Committee responsibilities shall include establishing procedures for the nominating process and developing for board approval the criteria for nomination.

STATEMENT OF SUPPORT

    As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

    We urge you to vote FOR this proposal.

STATEMENT IN OPPOSITION

    YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    The Company believes that the Nominating Committee, like other Committees of the Board and Board of Directors itself, has operated in the best interests of the stockholders, whether its members have been current or former officers or employees of the Company or not. All Board members are solicited for suggestions by the Nominating Committee and the Nominating Committee presents to the full Board a list of candidates, which includes candidates independently selected by the Nominating Committee, for openings when they occur, with the full Board deciding who shall be presented to stockholders for approval at an annual meeting or who is to fill a vacancy arising between annual meetings. Since the full Board, which is now composed primarily of people who have never been employees or officers of the Company, makes the final decision, the Company did not previously view the composition of the Nominating Committee as an issue.

    The people nominated to become new directors since 1989 clearly shows that the Nominating Committee and the full Board have not selected only people who share senior management's outlook on fundamental Company policy. During that time, no former or current senior executive of the Company has been nominated for initial election to the Board and all of the people selected would have been considered, when initially elected, independent for purposes of this proposal. Instead, the Nominating Committee has selected people with an academic or with a technical background in the Company's business or in another industry for new director positions. This record, in conjunction with the change in the Committee membership described in the following paragraph, would seem to be sufficient to satisfy the following proponent's concern about Nominating Committee members being "gatekeepers".

    The Board, however, thoughtfully considered this proposal and the following stockholder proposal and made a dramatic change in the Nominating Committee membership, replacing all of the members with new ones at the February 1994 Board meeting. With this change, the Board and the Company believe that all current members of the Nominating Committee meet the independence test described in this proposal, and that this proposal is, for that reason, unnecessary.

    However, one member of the Nominating Committee, B. Kenneth West, would not be deemed independent under the following stockholder proposal because he remains a director of two companies for which Motorola's Chairman of the Board is also a director and because he has been an executive officer of those same companies--Harris Bankcorp, Inc. and Harris Trust and and Savings Bank--even though he is no longer an executive officer or employee of either. We believe the following proponent's definition of "independence" is too restrictive and unduly disqualifies capable people from being able to serve on the Nominating Committee. B. Kenneth West would be considered an independent director under a variety of tests, including the New York Stock Exchange's test for audit committee membership and this proponent's current test for independent director, as well as the New York State Common Retirement Fund's current test for independent director. He would also be considered a "disinterested" person under SEC Rule 16b-3 and as independent under the policy of the Council of Institutional Investors described in the following proponent's Statement of Support. The Board believes that it is not in the Company's or the shareholders' best interests to require them to use mechanical determinations of committee composition rather than prudent business judgment.

    The affirmative vote of a majority of the Common Stock represented at the meeting and entitled to vote is required for approval of the proposal. Abstentions will count as votes against this proposal but broker non-votes will not count as being represented at the meeting and, therefore, will not be taken into account for this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED AGAINST THE FOREGOING STOCKHOLDER PROPOSAL.
PROPOSAL CONCERNING AMENDING THE BY-LAWS TO ESTABLISH AN INDEPENDENT NOMINATING COMMITTEE

    The General Pension Fund of the International Union of Operating Engineers, 1125 17th Street, N.W., Washington, D.C. 20036, the beneficial owner of 7,000 shares of Common Stock, has submitted the following proposal:

    BE IT RESOLVED: That the shareholders of Motorola ("Company") urge that the Board of Directors take the necessary steps to amend the Company's By-Laws, effective after the 1994 meeting, to insure that the Nominating Committee of the Board of Directors be exclusively composed of Independent Directors. The definition of Independent Director shall mean a Director who:

    - has not been employed by the Company or an affiliate as an officer within the last five years;

    - has not been a member of a firm or corporation that is one of the Company's paid advisors, consultants, or derives significant revenues from the Company;

    - has no personal service contracts with the Company;

    - is not a Director or officer of a corporation on which Motorola's Chairman, Chief Executive Officer or other officer is also a Board member.

STATEMENT OF SUPPORT

    The purpose of this proposal is to establish for the Board of Directors a basic standard of independence that we believe will permit clear and objective decision making in the best long term interests of shareholders. A Board of Directors must formulate corporate policies and monitor the activities of management in implementing those policies. The Nominating Committee of the Board of Directors serves the critical function of determining which individuals will receive the Board's endorsement in serving as members of the Board of Directors. Given this important function, we believe that it is in the best interest of all shareholders if our representatives be independent, especially in respect to the Nominating Committee.

    One of the leading association of shareholder activists, the Council of Institutional Investors-- a group of pension funds representing over $500 billion in assets--has adopted the following policy, in part, on Independent
Directors:

    An independent director is someone whose only non-trivial connection to the corporation is that person's directorship. . . Stated most simply, an independent director is a person whose directorship constitutes his or her only connection to the corporation.

    Based on these standards, the present composition of the Board's Nominating Committee falls far short of any appreciable standard of independence. According to the Company's 1993 Proxy Statement, four of the five Nominating Committee members either presently are, or have been, senior executive officers of the Company. These senior management "gatekeepers" to the Board are in a position to shape the composition of the Board of Directors in such a manner as to select Board candidates for nomination who share senior management's outlook on fundamental Company policy. The lesson for shareholders from the past several annual meeting seasons, we believe, is that a significant group of independent Directors is often necessary to reassess and reinvigorate senior management's strategic approach to the Company's long-term viability. The recent management shake-ups at various prominent corporations such as Kodak and IBM are, in our judgement, an affirmation of the basic necessity for an independent Board. The process of attaining a vigilant Board of Directors, responsive to the long-term interests of shareholders, begins with an independent Nominating Committee.

STATEMENT IN OPPOSITION

    YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS STOCKHOLDER APPROVAL FOR THE FOLLOWING REASONS:

    Please see the Statement in Opposition to the preceding stockholder proposal.

    The affirmative vote of a majority of the Common Stock represented at the meeting and entitled to vote is required for approval of the proposal. Abstentions will count as votes against this proposal but broker non-votes will not count as being represented at the meeting and, therefore, will not be taken into account for this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED AGAINST THE FOREGOING STOCKHOLDER PROPOSAL.
                                 MISCELLANEOUS

OTHER MATTERS

    The Board of Directors of the Company knows of no other business to be transacted at the annual meeting of stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

MANNER AND COST OF PROXY SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, telegraph or personal interview. Also, the Company has retained D.
F. King & Co., Inc. to aid in the solicitation of proxies for which the Company will pay an estimated fee of $13,500, plus expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 1995 annual meeting of stockholders must be received at the Company's principal
executive offices not later than November   , 1994.

    The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors at the annual meeting of stockholders. A stockholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Company of his or her intention to make such a nomination. The notice of nomination must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice must be received not less than 60 days or more than 90 days prior to such annual meeting or within 10 days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. A nomination which does not comply with the above procedure will be disregarded.

    Such proposals or nominations should be addressed to Richard H. Weise, Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196.

                                            By order of the Board of Directors

                                                     Richard H. Weise
                                                         SECRETARY

                                                                       EXHIBIT A

                   MOTOROLA LONG RANGE INCENTIVE PLAN OF 1994

1.  NAME OF THE PLAN AND PLAN OBJECTIVES

    The name of the Plan is the Motorola Long Range Incentive Plan of 1994 (the "Plan"). The objectives of the Plan are:

    a.  To increase the value of the stockholders' investment in Motorola,  Inc.
       common   stock   through   the  achievement   of   outstanding  corporate
       performance;

    b.    To  reward  participating  executives  for  the  Company's   achieving
       outstanding performance, based on preestablished objective performance standards, over extended periods;

    c. To provide long term incentives in addition to the short term incentives of the Motorola Executive Incentive Plan, as amended; and

    d.  To enhance the Company's ability to retain participating executives.

2.  DEFINITIONS

    For the purpose of the Plan, unless the context provides otherwise:

    a. The term "Committee" shall mean the Compensation Committee of the Board of Directors of Motorola, Inc. or any successor committee.

    b.  The term "Company" shall mean Motorola, Inc.

    c. The term "Cycle" shall mean a period equal to four consecutive fiscal years of the Company.

    d. The term "Eligible Employee" shall mean any elected officer of the Company.

    e. The term "Grantee" shall mean any elected officer of the Company who is or has been eligible to receive an award under the Plan.

3.  STOCKHOLDER APPROVAL

    Awards, if any, granted under the Plan are contingent on receiving approval of the Plan by the stockholders of the Company, by a majority of the shares voting at a meeting of the stockholders, prior to payment of awards, if any.

4.  RESERVE FOR THE PLAN

    The Company may, with respect to each Cycle, commencing with the Cycle beginning January 1, 1994, set up a reserve for the purpose of the Plan in such amount as may be determined by the Company in its sole discretion. Nothing in the Plan shall be construed to obligate the Company to set up a reserve for the Plan. The failure of the Company to set up a reserve for the Plan in any given year shall not be deemed to effect termination of the Plan.

5.  COMMITTEE

    The Committee shall have full power and authority to construe, interpret and administer the Plan, and each decision of the Committee shall be final, conclusive and binding upon all persons.

    At the beginning of each Cycle, the Committee shall determine (1) which of the Company's Eligible Employees are in positions in which they are likely to make substantial long term contributions to the Company's success and therefore participate in the Plan for the Cycle, and (2) which award level category each participant is assigned to.

    After the close of each Cycle, the Committee shall determine and certify the extent to which the performance measures/metrics and other terms and conditions, if any, relating to the achievement of the performance measures/metrics were satisfied.

6.  COMPARATOR COMPANIES AND PERFORMANCE MEASURES/METRICS

    At the beginning of each Cycle, the Committee shall determine the comparator companies (Exhibit A [NOTE: This Exhibit, and Exhibits B and C are not attached]) to be used in comparing performance and the objective measures/metrics for the Cycle. The measures/metrics to be used for this purpose shall be Return on Net Assets, Shareholder Return, Sales Growth and Fundable Growth (Exhibits B and C), each of which shall be weighted 25%.

    In the event that the financial reports of one or more of the comparator companies is not published for one or more years of a Cycle, such company or companies shall be excluded from the calculations of comparator company performance for such Cycle.

7.  AWARD LEVEL CATEGORIES, MAXIMUM AWARDS AND CALCULATION OF AWARDS

    Each participant shall be assigned by the Committee to one of the following categories, with the associated maximum award, at the beginning of each Cycle:

AWARD LEVEL    MAXIMUM AWARD AS PERCENT
  CATEGORY    OF ANNUALIZED BASE SALARY
- ------------  --------------------------
     A                    200%
     B                    150
     C                    100

    The Company's actual performance for the Cycle in relation to the objective performance measures/metrics shall determine the percent of the maximum award to be paid to each Grantee. This percent shall be multiplied by the maximum award for each Grantee (i.e., 200%, 150% and 100% for award level categories A, B and C, respectively) to calculate the award, as a percent of annualized base salary earned, to be paid to each Grantee. For the purpose of computing the maximum dollar amount of the award for each Grantee, the lesser of (1) 125% of annualized base salary on January 1 of the first year of the Cycle or (2) 100% of the annualized base salary on December 31 of the last year of the Cycle, shall be used.

8.  PAYMENT OF AWARDS

    After performance has been determined by the Committee, awards, if any, shall be paid in cash. Until the awards are paid to the Grantee as herein provided, the unpaid awards shall be retained by the Company (without liability for interest, unless interest is provided for by the Committee in accordance with the provisions of this Section 8). All awards shall be payable in full at the time the performance has been determined by the Committee, provided that the Committee may specify that awards shall be paid (a) in installments, (b) on a deferred basis, in whole or in part, until some future date or dates specified by the Committee or (c) upon the written request of a Grantee, on a deferred basis, in whole or in part, until some future date or dates specified in the request and agreed to by the Committee; provided however, that with respect to awards deferred at the request of a Grantee as to any Cycle, such request for deferral shall be irrevocable as to such Cycle, and provided further, that such irrevocable written request must be received by the Committee on or before December 31 of the last year of the Cycle for which the award is payable. With respect to awards not payable in full at the time of the award, the Committee shall have full power and authority in its sole discretion to set all terms and conditions relating thereto, including, but not limited to (i) the payment date or dates if payment of the award is deferred by the Committee under (b) above or if the award is payable in installments and (ii) the forfeiture provisions, if any, which shall apply to awards deferred by the Committee under (b) above--it being the intent that the forfeiture provisions contained in this Section 8 shall not apply to awards deferred by the Committee under (b) above unless the Committee expressly provides for their applicability as a term or condition of the deferral and then they shall apply only to the extent so provided. The Committee shall also have the power and authority to provide forfeiture provisions with respect to awards it defers under (b) above which are different from those contained in this Section 8 and forfeiture provisions with respect to awards payable in installments or deferred at the request of a participant which are additional to those contained in this Section 8. As to awards not payable in full at the time of the award, the Committee may impose such terms, conditions, restrictions and forfeitures with respect thereto as it shall determine to be in the best interests of the Company and to effect the purposes of the Plan. The Committee may provide that interest shall be paid out of the reserve, if any, or by the Company, on the amount of any award payable in installments under (a) above, or deferred in whole or in part by the Committee under (b) above, or deferred in whole or in part at the request of any Grantee with the agreement of the Committee under (c) above. If the Committee provides for the payment of interest with respect to any such award, such interest shall be accrued as of the last day of each fiscal quarter of the Company, shall be credited to an account which shall be established by the Company in the name of the Grantee and shall be compounded as of the end of each such fiscal quarter. Accumulated interest shall be distributed to the Grantee at the time or times the award is paid out. In the case of awards payable in installments and deferred awards which are not paid out in a single sum, the interest to be distributed shall be proportionate to the amount of the award being paid at the time. The rate of interest to be paid shall be set by the Committee at the time of the grant of the award to which it relates. The Committee is authorized to change the rate of interest at any time and to set different rates for different Grantees and for differing circumstances.

    If the Committee shall determine that the actions or conduct of a Grantee have been in a manner adverse, or in any way contrary, to the best interests of the Company, such Grantee shall lose any right to receive any portion of any installment, or deferred payment, or amount that would otherwise have been paid subsequent to the first of the month in which such act or conduct first occurred, provided, however, that in no case shall the Grantee lose the right to be paid the Grantee's unpaid awards or award, as the case may be, as of a date prior to January 1 of the year in which the determination resulting in such loss of right is made, and provided further, that no installment, deferred payment or amount delivered or paid prior to the date of such determination shall be required to be returned. The determination as to whether any act or conduct of a Grantee is adverse, or in any way contrary, to the best interests of the Company shall be made by the Committee under such procedure as may from time to time be prescribed by the Committee and shall be made in the absolute discretion of the Committee. Any determination so made, including any determination of the time at which such act or conduct first occurred, shall be conclusive. The provisions relating to forfeiture contained in this subparagraph shall not apply to awards deferred by the Committee under clause (b) in the first subparagraph of this
Section 8 unless and to the extent specifically made applicable by the Committee.

    A Grantee whose employment terminates by dismissal for cause, as determined by the Committee in its sole discretion, or who voluntarily terminates employment with the Company or any of its subsidiaries shall, unless otherwise determined by the Committee in connection with such termination of employment, lose any right to receive any unpaid installments or deferred payments. A Grantee whose employment terminates for any reason other than by death or as set forth in the preceding sentence shall, unless otherwise determined in connection with the termination of the Grantee's employment, continue to be paid any unpaid installments or deferred payments in the same manner as though the Grantee's employment had continued without interruption until such awards are fully paid. The provisions relating to forfeiture contained in this subparagraph shall not apply to awards deferred by the Committee under clause (b) in the first subparagraph of this Section 8 unless and to the extent specifically made applicable by the Committee.

    If it shall be determined by the Committee that a Grantee who was permitted to retain the right to receive any unpaid installments or deferred payments upon termination of employment has, after such termination of employment, engaged, directly or indirectly, in any activity which is in competition with any activity of the Company or whose actions or conduct, either prior to or after such termination of employment, has been in a manner of adverse or in any way contrary to the best interests of the Company, such Grantee shall, unless otherwise determined, lose any right to receive any unpaid installments or deferred payments as of the first of the month in which such competitive activity or such act or conduct first occurred, provided, however, that in no case shall the Grantee lose the right to receive any unpaid installments or deferred payments as of a date prior to January 1 of the year in which the determination resulting in such loss of right is made, and provided further, that no installment or amount delivered or paid prior to the date of any such determination shall be required to be returned. Each determination provided for in this subparagraph shall be made by the Committee under such procedure as may from time to time be prescribed by the Committee and shall be made in the absolute discretion of the Committee. Any determination so made, including any determination of the time at which such competitive activity or such act or conduct first occurred, shall be conclusive. The provisions relating to forfeiture contained in this subparagraph shall not apply to awards deferred by the Committee under clause (b) in the first subparagraph of this Section 8 unless and to the extent specifically made applicable by the Committee.

    A Grantee who loses the right to be paid any unpaid installments or deferred payments shall receive forthwith all portions of such Grantee's awards, unpaid but earned installments or deferred payments not otherwise forfeited in accordance with this Section 8. The unpaid portions of installments or deferred payments which are forfeited shall be credited to the reserve, if any, for the Plan, or if there is no reserve, shall be retained by the Company.

    If a Grantee dies, the Grantee's unpaid and undelivered awards shall be paid and delivered to the beneficiary previously designated by such Grantee in writing, or, if such Grantee did not designate any beneficiary in writing or if all of the Grantee's designated beneficiaries predeceased the Grantee, to the Grantee's legal representative at such time and in such manner as if such Grantee were living and in service with the Company unless the Committee in its sole and absolute discretion accelerates such payment and delivery.

    Notwithstanding the foregoing provisions of this Section 8 or any of the eligibility requirements of the Plan, in the event of a Change in Control, all Grantees on the date of the Change in Control shall have a fully vested and nonforfeitable right to receive all amounts of awards which remain payable under
(a) above or which were previously deferred under (b) or (c) above, and no amendment, suspension, curtailment or termination of the Plan shall adversely affect or terminate such vested and nonforfeitable right to receive any award granted under the Plan.

    For purposes of the Plan, a "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (other than the Company, any employee benefit plan of the Company, any "person" who is a natural person and was shown as the "beneficial owner", directly or indirectly, of securities of the Company representing more than 5% of the combined voting power of the Company's securities in the Company's Proxy Statement dated earlier than, but closest to, the date the Plan is approved by the Company's stockholders, and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of the Company's securities by any of the foregoing), (B) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (C) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (D) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board of Directors ("Board") of the Company), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

    Furthermore, in the event a Grantee's employment with the Company terminates within a year of a Change in Control, that Grantee shall receive an award(s) for the Cycle(s) in which the Grantee's employment is terminated. Such award(s) shall be prorated from the first day of the Cycle(s) in which the Grantee's employment is terminated up to the date of termination of employment. This pro rata share of the award(s) shall be paid within thirty days after the date on which the Grantee's employment is terminated.

    A Grantee shall be entitled to a pro rata award(s) if his or her employment with the Company is terminated for any reason (including disability or retirement) except: (a) when the relevant Change in Control occurs as a result of a transaction or transactions initiated by the Company, other than a transaction or transactions initiated by the Company in response to or otherwise in connection with an unsolicited proposal to the Company which would result in a Change in Control, or (b) the Company terminates the Grantee's employment with the Company or a subsidiary of the Company for good cause. For purposes of the Plan, "good cause" means (a) the conviction of a Grantee of any criminal violation involving dishonesty, fraud or breach of trust, or (b) the Grantee's willful engagement in gross misconduct in the performance of his or her duties that materially injures the Company.

9.  NATURE OF GRANTEE'S RIGHTS UNDER THE PLAN

    Neither the adoption of the Plan, nor any modification thereof, nor any payment thereunder, shall be construed as giving to the Grantee or any person whomsoever any legal or equitable rights against the Company or its officers or directors or as giving any Grantee the right to be retained in the service of the Company or any of its subsidiaries. No loan shall be made to any Grantee by the Company because one or more payments might be made to the Grantee under the Plan. No Grantee shall have any right to assign, transfer, appropriate, encumber, commute or anticipate any payment that might be made to the Grantee under the Plan, and no benefits, rights or interest of a Grantee under the Plan shall in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against the Grantee, nor shall any Grantee have any right of any kind whatsoever under the Plan other than the right to receive any payment as and when it is due and payable under the terms of the Plan.

10. ADMINISTRATION OF THE PLAN

    The Committee shall keep and maintain records and accounts which will accurately disclose at all times the reserve for the Plan, if any, for each year during which the Plan is in effect, the awards made under the Plan, the payment or other disposition of these awards, and any other pertinent information with respect to the activities of the Committee.

    The fiscal year of the Plan shall at times be the same as the fiscal year of the Company.

    The Committee may consult with counsel, who may be of counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

    The expense of administering the Plan shall be borne by the Company and shall not be charged against the reserve for the Plan, if any.

11. INDEMNIFICATION AND EXCULPATION

    Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of such person's bad faith, subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person shall in writing give the Company an opportunity, at its own expense, to participate in, and to the extent it may wish, to assume the defense thereof before such person undertakes to handle it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

    Each member of the Board or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished on behalf of the Company by any person or persons other than himself or herself in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board or of the Committee, or any officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

12. AMENDMENT OF THE PLAN

    The Plan may be amended from time to time by the Board or the Committee and may be terminated at any time by the Board.

                                    APPENDIX


             GRAPHIC IMAGE                                NARRATIVE
                                                         DESCRIPTION
1.  Picture approximately 1" by 1 1/4"       1.  A picture approximately 1" by 1
    in size of each director              1/4" in size of each director is
                                          located to the left of each director's
                                          name at the beginning of each
                                          director's biographical description on
                                          pages 3 to 11 of the proxy statement.

2.  Signature of Richard H. Weise            2.  The facsimile signature of
                                          Richard H. Weise is set forth above
                                          his name in the Notice to
                                          Stockholders, Notice to
                                          Plan Participants, and on page 40 of
                                          the proxy statement.

3.  Caption set forth in a box               3.  The Company's recommendation at
                                          the end of each proposal and for the
                                          election of directors on pages 16, 33,
                                          35, 37 and 39 is contained in a
                                          rectangle.

[LOGO]
- --------------------------------------------------------------------------------

PRINCIPAL EXECUTIVE OFFICES:
1303 East Algonquin Road
Schaumburg, Illinois 60196
- --------------------------------------------------------------------------------

TO THE PARTICIPANTS OF THE MOTOROLA EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND THE MOTOROLA EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLANS"):

    This Notice of Annual Meeting and the accompanying Proxy Statement are being sent to you because you are the beneficial owner of Motorola stock by reason of being a participant in either or both of the Plans. The trustees of the Plans are the record owners of such stock and are entitled to vote at the meeting. However, you have the right to direct how the trustees of the Plans will vote the shares allocated to your accounts in the Plans. YOU ARE REQUESTED TO VOTE, DATE, SIGN AND MAIL THE VOTING INSTRUCTION FORM ENCLOSED HEREWITH so that it will be received by April , 1994. Your presence at the meeting is not required to enable you to vote your shares.

    Notice is hereby given that the annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola"), a Delaware corporation, will be held in the Auditorium at the Company's Galvin Center, 1297 East Algonquin Road, Schaumburg, Illinois on Tuesday, May 3, 1994 at 5:00 P.M., local time, for the following purposes:

    1.  To elect directors for the ensuing year;

    2.  To consider and vote upon the Long Range Incentive Plan of 1994;

    3. To consider and vote upon a proposed amendment to the Company's restated Certificate of Incorporation to increase the authorized Common Stock of the Company from 700,000,000 to 1,400,000,000;

    4. To act upon a stockholder proposal concerning the creation of an independent nominating committee, if properly presented to the meeting, which is described in the accompanying Proxy Statement;

    5. To act upon a stockholder proposal concerning the amendment of the Bylaws to create an independent nominating committee, if properly presented to the meeting, which is described in the accompanying Proxy Statement; and

    6.  To transact such other business as may properly come before the meeting.

    A report on the meeting, which will include the Chairman's remarks, will be mailed to you after the meeting.

                                            By order of the Board of Directors
                                                     Richard H. Weise
                                                         SECRETARY
March   , 1994

                                   IMPORTANT

    IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO SEND IN YOUR VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.
1. Election of Directors

 / / FOR all nominees                 / / WITHHOLD AUTHORITY to vote        / / FOR all nominees listed below
   listed below                          for all nominees listed below         (except as marked to the contrary
                                                                               below).

E. Bloch, D. Clare, W. Doud, C. Galvin, R. Galvin, J. Hickey, A. Jones, D. Jones, W. Massey, J. Mitchell, T. Murrin, S. Scott III, G. Tooker, G. Tucker, W. Weisz, B. West.
Instruction: to withhold authority to vote for any individual nominee, write that nominee's name here: ______________________________________________________

2. Adoption of Long Range Incentive Plan of 1994
              / / FOR            / / AGAINST            / / ABSTAIN

3. Adoption of amendment to restated Certificate of Incorporation
              / / FOR            / / AGAINST            / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5.
4. Stockholder proposal concerning creation of independent nominating committee
              / / FOR            / / AGAINST            / / ABSTAIN
5. Stockholder proposal concerning amendment of Bylaws to create an independent nominating committee
             / / FOR            / / AGAINST            / / ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.
      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 1994                       ABCD

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Gary L. Tooker, Carl F. Koenemann, Garth L. Milne and Kenneth J. Johnson, and each of them, as the undersigned's Proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola, Inc., which the undersigned would be entitled to vote, at the annual meeting of stockholders of Motorola, Inc. to be held May 3, 1994 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

    In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

P
R
O
X                                           _______________________
/__
\    / /     PLEASE
             SIGN
Y
                                            Date: _________________

Please vote, date, sign and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as any attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.
1. Election of Directors

 / / FOR all nominees                 / / WITHHOLD AUTHORITY to vote        / / FOR all nominees listed below
   listed below                          for all nominees listed below         (except as marked to the contrary
                                                                               below)

E. Bloch, D. Clare, W. Doud, C. Galvin, R. Galvin, J. Hickey, A. Jones, D. Jones, W. Massey, J. Mitchell, T. Murrin, S. Scott III, G. Tooker, G. Tucker, W. Weisz, B. West.
Instruction: to withhold authority to vote for any individual nominee, write that nominee's name here: ______________________________________________________

2. Adoption of Long Range Incentive Plan of 1994

              / / FOR            / / AGAINST            / / ABSTAIN

3. Adoption of amendment to restated Certificate of Incorporation

              / / FOR            / / AGAINST            / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5.
4. Stockholder proposal concerning creation of independent nominating committee

              / / FOR            / / AGAINST            / / ABSTAIN

5. Stockholder proposal concerning amendment of Bylaws to create an independent nominating committee

              / / FOR            / / AGAINST            / / ABSTAIN

       IMPORTANT--THIS FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

VOTING INSTRUCTION FORM                                                     ABCD

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 1994

    The undersigned hereby directs that, at the annual meeting of stockholders of Motorola, Inc. to be held May 3, 1994 and at any adjournments thereof, the shares of Motorola, Inc. common stock credited as of March 15, 1994 to the undersigned's account(s) in either or both of the Motorola Employees' Savings and Profit Sharing Plan (the "Profit Sharing Plan") or the Motorola Employee Stock Ownership Plan (the "ESOP") shall be voted, pursuant to a proxy solicited by the Board of Directors of Motorola, Inc., by The Northern Trust Company as Trustee of the Profit Sharing Plan and by Harris Trust and Savings Bank as Trustee of the ESOP, or their attorneys-in-fact, as specified on the reverse side hereof.



                                       _______________________________ /--PLEASE
                                        Signature of Plan Participant  \-- SIGN

Date: __________________________ , 1994

Please vote, date, sign and mail promptly in the enclosed envelope.